Exhibit 4.2

VITAL ENERGY, INC., as Issuer,

THE GUARANTORS PARTY HERETO, as Guarantors

and

U.S. Bank Trust Company, National Association, as Trustee

and

Computershare Trust Company, National Association, as Base Trustee

_____________

FIFTH SUPPLEMENTAL INDENTURE

Dated as of September 25, 2023
_____________

9.750% Senior Notes due 2030

i

ii

Exhibits:

Exhibit	A FORM OF NOTE

Exhibit	B FORM OF SUPPLEMENTAL INDENTURE

iii

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 25, 2023, among Vital Energy, Inc., a corporation duly organized and existing under the laws of the State of Delaware and formerly named Laredo Petroleum, Inc. (herein called the “Company”), having its principal office at 521 E. Second Street, Suite 1000, Tulsa, Oklahoma 74120, the Initial Guarantor (as defined hereinafter), having its principal office at 521 E. Second Street, Suite 1000, Tulsa, Oklahoma 74120, U.S. Bank Trust Company, National Association, as trustee with respect to the Notes referred below (in such capacity, the “Trustee”), and Computershare Trust Company, National Association (“Computershare”), as trustee (together with, as to any time prior to the date on which Computershare succeeded to all or substantially all the corporate trust business of Wells Fargo Bank, National Association (“Wells Fargo”), Wells Fargo, as predecessor trustee, each, in such capacity, the “Base Trustee”).

RECITALS

WHEREAS, the Company and the Base Trustee executed and delivered that certain indenture, dated as of March 18, 2015 (the “Base Indenture”), to provide for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”) to be issued in one or more series;

WHEREAS, Section 901 of the Base Indenture provides that the Company and the Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Base Trustee may, without the consent of the Holders of the Securities, enter into a supplemental indenture to (i) in accordance with clause (7) thereof, establish the form or terms of Securities of any series as permitted by Section 201 and Section 301 of the Base Indenture; (ii) in accordance with clause (5) thereof, add to, change or eliminate any of the provisions of the Base Indenture in respect of all or any Securities of any series, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; and (iii) in accordance with clause (8) thereof, evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of the Base Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611 of the Base Indenture;

WHEREAS, the Company, the Initial Guarantor and the Base Trustee entered into (i) a Supplemental Indenture, dated as of March 18, 2015, to establish the form and terms of the initial series of Securities, designated as “6¼% Senior Notes due 2023”, (ii) a Second Supplemental Indenture, dated as of January 24, 2020, to, among other things, eliminate substantially all of the restrictive covenants and certain events of default under such supplemental indenture and modify certain notice requirements for redemption of the 6¼% Senior Notes due 2023, (iii) a Third Supplemental Indenture, dated as of January 24, 2020, to establish the form and terms of the 9.500% Senior Notes due 2025 (the “2025 Notes”) and (iv) a Fourth Supplemental Indenture, dated as of January 24, 2020, to establish the form and terms of the 10.125% Senior Notes due 2028 (together with the 2025 Notes, the “Existing Securities”);

WHEREAS, the Company has duly authorized the issue of 9.750% Senior Notes due 2030 (as they may be issued from time to time under this Supplemental Indenture, including any Additional Notes issued pursuant to Section 301 of the Base Indenture and Section 1.03 of this Supplemental Indenture, the “Notes”), initially in an aggregate principal amount not to exceed $500,000,000, and in connection therewith, there being no Notes outstanding at the time of execution and delivery of this Supplemental Indenture, the Company and the Initial Guarantor have duly determined to make, execute and deliver this Supplemental Indenture to set forth the terms and provisions of the Notes as required by the Base Indenture and to add to, change and eliminate certain provisions of the Base Indenture in respect of the Notes;

WHEREAS, the Company desires to appoint U.S. Bank Trust Company, National Association, and U.S. Bank Trust Company, National Association has agreed to accept such appointment, as Trustee with respect to the Notes;

WHEREAS, the Company and the Initial Guarantor have determined that this Supplemental Indenture is authorized or permitted by Section 901 of the Base Indenture and the Company has delivered to each of the Base Trustee and the Trustee an Opinion of Counsel and an Officers’ Certificate, and the Initial Guarantor has delivered to each of the Base Trustee and the Trustee a Guarantor’s Officers’ Certificate, to the effect that all conditions precedent provided for in the Base Indenture to the execution and delivery of this Supplemental Indenture have been complied with;

WHEREAS, the form of Notes, the Trustee’s “Certificate of Authentication” to be borne by each Note, the form of “Option of Holder to Elect Purchase” and the “Assignment Form” to be borne by the Notes are to be substantially in the forms hereinafter provided for;

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in the Base Indenture provided, and to make the Guarantees of each of the Guarantors as set forth herein, when the Notes have been so executed, authenticated and delivered, the valid and legally binding obligations of the Company and the Guarantors, respectively, have been done; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid and legally binding agreement according to its terms, and a valid and legally binding amendment of, and supplement to, the Base Indenture, have been done.

NOW, THEREFORE, the Company, the Initial Guarantor, the Base Trustee (solely for the purposes stated on the signature page hereto) and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the Notes:

Article One
Issue and Description of Notes

Section 1.01           Designation and Amount; Ranking Payments; Denomination.

The Notes shall be designated as the “9.750% Senior Notes due 2030.” The Notes are hereby established as a series of Securities under the Base Indenture. The aggregate principal amount of Notes that may be authenticated and delivered under this Supplemental Indenture is not limited. The aggregate principal amount of Notes initially authorized for authentication and delivery pursuant to this Supplemental Indenture (the “Initial Notes”) is limited to $500,000,000 (except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 3.06, Section 4.11(h), Section 4.16(c) and Section 8.05 hereof and Section 304, Section 305 and Section 306 of the Base Indenture). The Company may, and shall be entitled to, from time to time, without notice to or the consent of the Holders of the Notes, in accordance with Section 1.03 below increase the principal amount of Notes and issue such increased principal amount (or any portion thereof) of Notes as “Additional Notes” under this Supplemental Indenture.

Payments of the principal of and interest on the Notes shall be made in U.S. Dollars, and the Notes shall be denominated in Dollars and in amounts of at least $2,000 and integral multiples of $1,000 thereafter. The Place of Payment where the principal of and any other payments due on the Notes are payable shall initially be at the office or agency of the Company maintained for that purpose in New York, New York in accordance with Section 4.02 of this Supplemental Indenture.

Initially, U.S. Bank Trust Company, National Association will act as Paying Agent and Registrar for the Notes. The Company may appoint and change any Paying Agent or Registrar or co-registrar without notice. The Company or any of its domestically organized Wholly-Owned Restricted Subsidiaries may act as Paying Agent or Registrar or co-registrar.

The Company shall pay interest (a) on any Definitive Notes by check mailed to the address of the Person entitled thereto as it appears in the Security Register (or upon written application by such Person to the Paying Agent not later than five Business Days before the relevant Interest Payment Date, by wire transfer in immediately available funds to such Person’s account at a bank in New York, New York, if such Person is entitled to interest on an aggregate principal amount in excess of $1,000,000, which application shall remain in effect until the Holder notifies the Paying Agent to the contrary) or (b) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

The Notes shall be guaranteed by each of the Initial Guarantor and, in accordance with Section 4.12 hereof, any additional Subsidiary Guarantors in accordance with Section 4.12 and Article Nine of this Supplemental Indenture.

No Guarantee nor any notation thereof shall be, or shall be required to be, endorsed on, or attached to, or otherwise physically made part of any Note.

Section 1.02           Form of Notes.

The Notes shall be substantially in the form set forth in Exhibit A hereto, which is incorporated in and made a part of this Supplemental Indenture.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Supplemental Indenture or the Base Indenture or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company, any Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions on the records of the Trustee and the Depositary or its nominee.

Definitive Notes shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).

The registration, registration of transfers and exchanges of Notes shall be effected in accordance with Section 305 of the Base Indenture.

Section 1.03           Additional Notes.

(a)        The Company shall be entitled, subject to its compliance with Article Four, to issue Additional Notes under this Supplemental Indenture. Any Additional Notes shall be part of the same series as the Initial Notes issued on the Issue Date, rank equally with the Initial Notes and have identical terms and conditions to the Initial Notes in all respects other than (a) the date of issuance, (b) the issue price, and (c) at the option of the Company, (i) as to the payment of interest accruing prior to the issue date of such Additional Notes, and (ii) the first payment of interest following the issue date of such Additional Notes.

(b)        With respect to any Additional Notes, there shall be (a) established in or pursuant to a Board Resolution and (b) (i) set forth or determined in the manner provided in an Officers’ Certificate or (ii) established in one or more indentures supplemental to the Indenture, prior to the issuance of such Additional Notes:

(i)       the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture;

(ii)      the issue price, the issue date (and the corresponding date from which interest shall accrue thereon and the first interest payment date therefor) and the CUSIP or ISIN number of such Additional Notes;

(iii)     if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Exhibit A in which any such Global Notes may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.

(c)            If any of the terms of any Additional Notes are established by action taken pursuant to a Board Resolution, a copy thereof shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental to the Indenture setting forth the terms of the Additional Notes.

(d)           The Initial Notes and any Additional Notes subsequently issued upon original issue under this Supplemental Indenture shall be considered collectively as a single class for all purposes of the Indenture, including directions, waivers, amendments, consents, redemptions and offers to purchase. Holders of the Initial Notes and any Additional Notes therefor will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes or any Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

(e)           Notwithstanding anything else herein, with respect to any Additional Notes issued subsequent to the Issue Date, when the context requires, all provisions of this Supplemental Indenture shall be construed and interpreted to permit the issuance of such Additional Notes and to allow such Additional Notes to become fungible and interchangeable with the Initial Notes originally issued under the Supplemental Indenture. Indebtedness represented by Additional Notes shall be subject to the covenants contained in this Supplemental Indenture.

Section 1.04           Execution and Authentication.

(a)             One Officer shall sign the Notes for the Company by manual or facsimile signature.

(b)             The Initial Notes shall be issued upon original issue as Global Notes. The Initial Notes may forthwith be executed by the Company and delivered to the Trustee for authentication and delivery by the Trustee for original issue upon a Company Order in accordance with the provisions of Section 303 of the Base Indenture.

(c)             At any time and from time to time after the issuance of the Initial Notes, the Trustee shall authenticate and deliver any Additional Notes for original issue without limit as to the aggregate principal amount thereof, subject to compliance with Section 4.07, in accordance with the provisions of Section 103 and Section 303 of the Base Indenture in an aggregate principal amount determined at the time of issuance and specified in a Company Order. Such Company Order shall specify the principal amount of the Additional Notes to be authenticated and the date on which the original issue of such Additional Notes is to be authenticated.

(d)             If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(e)             A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Supplemental Indenture. A Note shall be dated the date of its authentication.

(f)              The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in the Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

(g)             The Trustee shall also authenticate and deliver Notes at the times and in the manner specified in Section 3.06, Section 4.11(h), Section 4.16(c) and Section 8.05 hereof and Section 305 and Section 306 of the Base Indenture.

Section 1.05           Non-Business Day Payments.

If any Interest Payment Date, the Stated Maturity, any Redemption Date, any Asset Sale Purchase Date or any Change of Control Purchase Date falls on a day that is not a Business Day, then the required payment or delivery will be made on the next succeeding Business Day with the same force and effect as if made on the date that the payment or delivery was due, and no additional interest will accrue on that required payment or delivery for the period from and after the Interest Payment Date, Stated Maturity, Redemption Date, Asset Sale Purchase Date or Change of Control Purchase Date, as the case may be, to that next succeeding Business Day.

Section 1.06           Methods of Receiving Payments on the Notes.

The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose pursuant to Section 4.02; provided, however, that (i) payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary with respect thereto; and (ii) payments in respect of the Notes represented by any Definitive Notes (including principal, premium, if any, and interest) shall be made (subject (in the case of payments of principal or premium, if any) to surrender of such Note at such office or agency): (a) if the Holder thereof has specified by written notice to the Trustee a U.S. dollar account maintained by such Holder with a bank located in the United States for such purpose no later than 15 days immediately preceding the relevant payment date (or such later date as the Trustee may accept in its discretion), by wire transfer of immediately available funds to such account so specified or (b) otherwise, at the option of the Company, by check mailed to the Holder of such Note at its address set forth in the Securities Register.

Section 1.07           Registrar and Paying Agent.

(a)              The Company shall maintain in the continental United States an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Securities Register”). The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Supplemental Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

(b)             The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c)              The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 1.08           Paying Agent to Hold Money in Trust.

By no later than 12:30 p.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium or interest when due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal or premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 1.09           Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA Section 312(a).

Section 1.10           Outstanding Notes.

(a)             The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 1.10 as not outstanding. The aggregate principal amount of any outstanding Global Note that is outstanding at any time shall be such aggregate principal amount of Notes that is endorsed thereon as being represented thereby at such time. Except as set forth in Section 1.11, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b)              If a Note is replaced pursuant to Section 306 of the Base Indenture, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a “protected purchaser” within the meaning of Section 8-405 of the Uniform Commercial Code.

(c)              If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

(d)             If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any of the foregoing) holds, on a redemption date or other Maturity, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 1.11           Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that any of its Responsible Officers actually knows are so owned shall be so disregarded.

Article Two
Definitions and Incorporation
by Reference

All capitalized terms contained in this Supplemental Indenture shall, except as specifically provided for herein and except as the context may otherwise require, have the meanings given to such terms in the Base Indenture. In the event of any inconsistency between the Base Indenture (insofar as it relates to the Notes) and this Supplemental Indenture, this Supplemental Indenture shall govern. Unless the context otherwise requires, the following terms shall have the following meanings:

Section 2.01           Definitions.

“Acquired Debt” means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

“Additional Assets” means (i) any assets or property (other than cash, Cash Equivalents or securities) used in the Oil and Gas Business or any business ancillary thereto, (ii) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary, (iii) the acquisition from third parties of Capital Stock of a Restricted Subsidiary, (iv) Permitted Business Investments, (v) capital expenditures by the Company or a Restricted Subsidiary in the Oil and Gas Business or (vi) Capital Stock constituting a Minority Interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (ii) and (vi), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

“Additional Notes” means any further Notes (other than the Initial Notes issued on the Issue Date) issued upon original issue under this Supplemental Indenture in accordance with the terms of this Supplemental Indenture, including Sections 1.03 and 4.07.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:

(a)            the sum of

(i)           discounted future net revenues from proved oil and gas reserves of the Company and the Restricted Subsidiaries calculated in accordance with Commission guidelines before any state or federal income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available, or, at the Company’s option, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal quarter for which financial statements are available, in either case, which reserve report was prepared by independent petroleum engineers or the Company’s petroleum engineers, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year-end or quarter-end, as applicable, which reserves were not reflected in such year-end or quarter-end, as applicable, reserve report, and (2) estimated oil and gas reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves since such year-end or quarter-end, as applicable, due to exploration, development or exploitation, production or other activities, which would, in accordance with standard industry practice, cause such revisions (including the impact to proved reserves and future net revenues from estimated development costs incurred and the accretion of discount since such year-end), and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves produced or disposed of since such year-end or quarter-end, as applicable, and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end or quarter-end, as applicable, due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis in accordance with Commission guidelines, in the case of the foregoing clauses (1) through (4) utilizing the prices and costs calculated in accordance with Commission guidelines utilized in such year-end or quarter-end, as applicable, reserve report; provided, however, that, in the case of each of the determinations made pursuant to the foregoing clauses (1) through (4), such increases and decreases shall be as estimated by the Company’s petroleum engineers,

(ii)          the capitalized costs that are attributable to Oil and Gas Properties of the Company and the Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest available annual or quarterly financial statements,

(iii)         the Net Working Capital of the Company and the Restricted Subsidiaries on a date no earlier than the date of the Company’s latest annual or quarterly financial statements, and

(iv)         the greater of (1) the net book value of other tangible assets of the Company and the Restricted Subsidiaries as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (2) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and the Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements; provided that, if no such appraisal has been obtained, the Company shall not be required to obtain such an appraisal and only clause (a)(iv)(1) of this definition shall apply, minus

(b)           the sum of

(i)           Minority Interests,

(ii)          any net gas balancing liabilities of the Company and the Restricted Subsidiaries, as reflected in the Company’s latest annual or quarterly balance sheet, to the extent not deducted in calculating Net Working Capital of the Company in accordance with clause (a)(iii) of this definition,

(iii)         to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with Commission guidelines (but utilizing prices and costs calculated in accordance with Commission guidelines utilized in such year-end or quarter-end, as applicable, reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and the Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(iv)         the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and the Restricted Subsidiaries with respect to Dollar Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, Adjusted Consolidated Net Tangible Assets will continue to be calculated as if the Company were still using the full cost method of accounting.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of Voting Stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of: (1) 1.0% of the principal amount of such Note; and (2) the excess, if any, of: (a) the present value at such redemption date of (i) the redemption price of such Note at October 15, 2026 (such redemption price being set forth in the table appearing in Section 3.07(a)) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Note through October 15, 2026, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business) or other disposition (including, without limitation, by way of merger or consolidation or sale and leaseback transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(1)           any Capital Stock of any Restricted Subsidiary (other than directors qualifying shares or shares required by law to be held by a Person other than the Company or a Restricted Subsidiary);

(2)           all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3)           any other properties and assets of the Company or any Restricted Subsidiary other than in the ordinary course of business.

For the purposes of this definition, the term Asset Sale shall not include:

(A)        any disposition (including by way of a merger or consolidation) that is governed by the provisions described under Section 5.01,

(B)         any disposition that is by the Company to any Restricted Subsidiary or by any Restricted Subsidiary to the Company or any other Restricted Subsidiary in accordance with the terms of this Supplemental Indenture,

(C)         any disposition that would be (i) a Restricted Payment under Section 4.08 and that would be permitted to be made as a Restricted Payment or (ii) a Permitted Investment or a Permitted Payment,

(D)         the disposition of Cash Equivalents, inventory, accounts receivable, surplus or obsolete equipment or other similar property (excluding the disposition of oil and gas in place and other interests in real property unless made in connection with a Permitted Business Investment),

(E)          the abandonment, assignment, lease, sublease or farm-out of Oil and Gas Properties, or the forfeiture or other disposition of such properties, pursuant to operating agreements or other instruments or agreements that, in each case, are entered into in a manner that is customary in the Oil and Gas Business,

(F)          the disposition of Property received in settlement of debts owing to such Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person,

(G)         any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales (other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary) shall have been created, incurred, issued, assumed or guaranteed in connection with the acquisition or financing of, and within 60 days after the acquisition of, the Property that is subject thereto,

(H)         the licensing or sublicensing of intellectual property or other general intangibles to the extent that such license does not prohibit the licensor from using the intellectual property and licenses, leases or subleases of other property,

(I)           an Asset Swap,

(J)          the creation or incurrence of any Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Lien,

(K)         the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,

(L)          any disposition of assets or Capital Stock (in any Transaction) the Fair Market Value of which, when combined with the Fair Market Value at the time of disposition of all other such dispositions in the same Transaction effected pursuant to this clause (L), in the aggregate, does not exceed $25.0 million,

(M)        the sale or other disposition (whether or not in the ordinary course of business) of Oil and Gas Properties; provided that, at the time of such sale or other disposition, such properties do not have attributed to them any proved reserves,

(N)         any sale of equity interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, or

(O)         the disposition of oil and natural gas properties in connection with tax credit transactions complying with Section 29 of the Internal Revenue Code or any successor or analogous provisions of the Internal Revenue Code.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any oil or natural gas properties or assets or interests therein between the Company or any Restricted Subsidiary and another Person; provided that any cash received must be applied in accordance with Section 4.11 as if the Asset Swap were an Asset Sale.

“Attributable Indebtedness” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means:

(A)         with respect to a corporation, the board of directors of such corporation or any committee thereof duly authorized to act on behalf of such board;

(B)         with respect to a partnership, the board of directors or other governing body of the general partner of the partnership;

(C)         with respect to a limited liability company, the board of directors or other governing body, and in the absence of the same, the manager or board of managers or managing member or members or any controlling committee thereof; and

(D)         with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to a Board of Directors, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Person or, in the case of a Person that is a partnership that has no such officers, the Secretary or an Assistant Secretary of a general partner of such Person, to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Borrowing Base” means the “Borrowing Base” (or comparable term) as defined in and determined from time to time pursuant to the Senior Credit Agreement; provided that the Borrowing Base under the Senior Credit Agreement is determined on a basis substantially consistent with customary terms for oil and gas secured reserve based loan transactions and has a lender group that includes one or more commercial financial institutions which engage in oil and gas reserve based lending in the ordinary course of their respective businesses.

“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York or the location of the Corporate Trust Office of the Trustee are authorized or required by law to close.

“Capital Lease Obligation” of any Person means any obligation of such Person under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation (other than any obligation that is required to be classified and accounted for as an operating lease for financial reporting purposes in accordance with GAAP as in effect on the Issue Date), and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.10, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, units, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests in such Person whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests in such Person (if a limited liability company), any other interest or participation that confers on any other Person the right to receive a share of the overall profits and losses of, or distributions of assets of, such Person, including any Preferred Stock, and any rights, warrants or options exercisable for, exchangeable for or convertible into such Capital Stock in any such case other than debt securities exercisable for, exchangeable for or convertible into Capital Stock.

“Cash Equivalents” means

(1)           any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof,

(2)           marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of at least “A” (or the equivalent thereof) from either S&P or Moody’s,

(3)           deposits, time deposit accounts, certificates of deposit, money market deposits, overnight bank deposits or acceptances of any financial institution having capital and surplus in excess of $100.0 million and whose senior unsecured debt either (a) is rated at least “A-2” by S&P or at least “P-2” by Moody’s, or (b) has a Thompson Bank Watch Rating of “B” or better,

(4)           commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated in one of the two highest ratings categories by S&P or Moody’s or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named Rating Agencies cease publishing ratings of investments,

(5)           repurchase agreements and reverse repurchase agreements relating to Indebtedness of a type described in clause (1), (2) or (3) above that are entered into with a financial institution described in clause (3) above and mature within 365 days from the date of acquisition,

(6)           money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (5), and

(7)           marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively, and in each case maturing within 24 months after the date of the creation thereof.

“Cash Management Obligations” means, with respect to the Company or any Guarantor, any obligations of such Person to any lender in respect of treasury management arrangements, depositary or other cash management services, including any treasury management line of credit

“Change of Control” means the occurrence of any of the following events:

(1)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all its assets) (measured by voting power rather than the number of shares);

(2)           during any period of two consecutive years, individuals who at the beginning of such period (or, if later, the Issue Date) constituted the Board of Directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period (or, if later, the Issue Date) or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office;

(3)           the Company sells, assigns, conveys, transfers, leases or otherwise disposes of (other than by way of merger or consolidation), in one or a series of related transactions, all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act); or

(4)            the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Section 5.01.

Notwithstanding the preceding, a conversion of the Company or any Restricted Subsidiary from a limited liability company, corporation, limited partnership or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Capital Stock in one form of entity for Capital Stock for another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is exercisable immediately or only after the passage of time) the Capital Stock of the Company immediately prior to such transactions continue to “beneficially own” in the aggregate more than 50% of the Voting Stock of such entity (measured by voting power rather than the number of shares), or continue to “beneficially own” sufficient equity interests in such entity to elect a majority of its directors, managers, trustees or other Persons serving in a similar capacity for such entity, and, in either case no Person, “beneficially owns” more than 50% of the Voting Stock of such entity (measured by voting power rather than the number of shares).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline, or, so long as any Existing Senior Notes remain outstanding, the obligation of the Company to make an offer to repurchase as a result of the occurrence of such Change of Control pursuant to the indentures governing the Existing Senior Notes.

“Commission” means the Securities and Exchange Commission, as from time to time constituted or created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act and the Exchange Act, then the body performing such duties at such time.

“Commodity Agreements” means, with respect to any Person, any futures contract, forward contract, commodity swap agreement, commodity option agreement, hedging agreements and other agreements or arrangements (including, without limitation, swaps, caps, floors, collars, options and similar agreements) or any combination thereof entered into by such Person in respect of Hydrocarbons purchased, used, produced, processed or sold by such Person or its Subsidiaries for the purpose of protecting, on a net basis, against price risks, basis risks or other risks encountered in the Oil and Gas Business.

“Company” means Vital Energy, Inc., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Company” shall mean such successor Person.

“Concurrently-Issued Notes” means the Company’s 10.125% Senior Notes due 2028 issued on the Issue Date.

“Consolidated EBITDAX” of the Company means for any period the amount for such period specified in clause (a) of the definition of “Consolidated Fixed Charge Coverage Ratio” (after giving effect to the proviso thereto).

“Consolidated Fixed Charge Coverage Ratio” of the Company means, for any period, the ratio of

(a)            without duplication, the sum of Consolidated Net Income (Loss) and, in each case to the extent deducted (and not added back) in computing Consolidated Net Income (Loss) for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are available, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such four fiscal quarters, less all non-cash items increasing Consolidated Net Income for such four fiscal quarters, in each case, of the Company and the Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, to

(b)            without duplication, Consolidated Interest Expense of the Company for such four fiscal quarters;

provided, however, that

(1)            if the Company or any Restricted Subsidiary:

(A)           has incurred any Indebtedness since the beginning of such period that remains outstanding on the relevant date of determination or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio is an incurrence of Indebtedness, Consolidated Net Income (Loss) and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness and the use of proceeds thereof as if such Indebtedness had been incurred on the first day of such period and such proceeds had been applied as of such date (except that in making such computation, the amount of Indebtedness under any revolving Credit Facility outstanding on the date of such determination will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such Credit Facility was outstanding or (ii) if such revolving Credit Facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such revolving Credit Facility to the date of such determination; provided that, in each case, such average daily balance shall take into account any repayment of Indebtedness under such revolving Credit Facility as provided in clause (B)); or

(B)            has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period, including with the proceeds of such new Indebtedness, that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving Credit Facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated Net Income (Loss) and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness as if such discharge had occurred on the first day of such period;

(2)            if, since the beginning of such period, the Company or any Restricted Subsidiary has made any Asset Sale or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio is such an Asset Sale, the Consolidated Net Income for such period will be reduced by an amount equal to the Consolidated Net Income (Loss) (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period or increased by an amount equal to the Consolidated Net Income (Loss) (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and the continuing Restricted Subsidiaries in connection with or with the proceeds from such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and the continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)            if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition (or will have received a contribution) of assets, including any acquisition or contribution of assets occurring in connection with a transaction causing a calculation to be made under this Supplemental Indenture, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated Net Income (Loss) and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition or contribution had occurred on the first day of such period; and

(4)            if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated Net Income (Loss) and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Sale or Investment or acquisition of assets had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated Net Income (Loss), including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the Commission); and provided further that

(5)            in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the average rate in effect for the period had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof) and (B) bearing an interest rate (x) at the option of the Company or any Restricted Subsidiary, the interest rate shall be calculated by applying such optional rate chosen by the Company or such Restricted Subsidiary or (y) that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate or other rate, shall be calculated based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Company or such Restricted Subsidiary may designate, and

(6)            in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving Credit Facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise or other taxes accounted for as income taxes in accordance with GAAP) of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” of the Company means, without duplication, for any period, the sum of

(a)            the interest expense, less interest income, of the Company and the Restricted Subsidiaries for such period, on a Consolidated basis, whether paid or accrued, including, to the extent not included in such interest expense and without duplication, with respect to such Person and its Restricted Subsidiary for such period,

(1)            amortization of debt discount (excluding amortization of capitalized debt issuance costs) (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense),

(2)            the net cash costs associated with Interest Rate Agreements (including amortization of fees and discounts); provided, however, that if Interest Rate Agreements result in net cash benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income,

(3)            the interest portion of any deferred payment obligation,

(4)            all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, and

(5)            accrued interest, plus

(b)           (1)             the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued, and

(2)            all interest expense that has been capitalized, plus

(c)            the interest expense under any Guaranteed Debt of the Company and any Restricted Subsidiary or Indebtedness secured by a Lien on assets of the Company and any Restricted Subsidiary, to the extent not included under any other clause hereof, but only to the extent such Guarantee becomes payable by the Company or the Restricted Subsidiaries or such Lien becomes subject to foreclosure, plus

(d)            dividend payments of the Company with respect to Disqualified Stock and of any Restricted Subsidiary with respect to Preferred Stock (except, in either case, dividends payable solely in shares of Qualified Capital Stock of such Person or payable to the Company or any Restricted Subsidiary), minus, to the extent included above, any interest attributable to Dollar Denominated Production Payments.

“Consolidated Net Income (Loss)” of the Company means, for any period, the Consolidated net income (or loss) of the Company and the Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

(1)            all extraordinary gains or losses (together with related provisions for taxes) (less all fees and expenses relating thereto),

(2)            the portion of net income (or loss) of the Company and the Restricted Subsidiaries on a Consolidated basis allocable to Minority Interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that, in the case of net income, cash dividends or distributions have not actually been received, or, in the case of net loss, cash has been contributed to fund such loss, by the Company or one of the Company’s Consolidated Restricted Subsidiaries,

(3)            any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(4)            gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of the Oil and Gas Business (excluding, without limitation, from the calculation of Consolidated Net Income (Loss) dispositions pursuant to Sale and Leaseback Transactions, but not excluding from such calculation transactions such as farm-outs, sales of leasehold inventory, sales of undivided interests in drilling prospects, and sales or licenses of seismic data or other geological or geophysical data or interpretations thereof),

(5)            the net income of the Company or any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by the Company or such Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company or such Restricted Subsidiary or its stockholders,

(6)            any write-downs or impairments of assets (including goodwill) on or related to Hydrocarbon properties or other non-current assets, under applicable GAAP or Commission guidelines,

(7)            any cumulative effect of a change in accounting principles,

(8)            any unrealized non-cash gains or losses on charges in respect of Interest Rate Agreements, Currency Agreements or Commodity Agreements, including those resulting from the application of ASC 815,

(9)            any non-cash compensation charge arising from the grant of or issuance of stock, stock options or other equity based awards, and

(10)          all deferred financing costs or other financial recapitalization charges written off, and premiums or penalties paid, in connection with any early extinguishment of Indebtedness.

“Consolidated Net Worth” means, with respect to any specified Person as of any date, the sum of:

(1)            the Consolidated equity of the common stockholders of such Person and its Consolidated Subsidiaries as of such date; plus

(2)            the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock.

“Consolidated Non-cash Charges” of the Company means, for any period, the aggregate depreciation, depletion, amortization, impairment and exploration and abandonment expense and other non-cash charges of the Company and the Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge (other than a charge for future obligations with respect to the abandonment or retirement of assets) that requires an accrual or reserve for cash charges for any future period).

“Consolidated Total Net Debt” of the Company means, as of any date, (i) the aggregate principal amount of all Indebtedness of the types described in clauses (1), (2), (3), (5) and (6) of the definition of “Indebtedness” (in each case, other than intercompany Indebtedness owing to the Company or any Restricted Subsidiary) that is actually owing by the Company and its Restricted Subsidiaries on such date and appearing on a balance sheet of the Company determined on a consolidated basis in accordance with GAAP as of such date (provided that the amount of any Capital Lease Obligations or any such Indebtedness issued at a discount to its face value shall be determined in accordance with GAAP as of such date); minus (ii) the aggregate amount of cash and Cash Equivalents included in the cash and Cash Equivalents accounts listed on the consolidated balance sheet of the Company and its Restricted Subsidiaries at such date and which is not (x) subject to any Lien or (y) noted as “restricted” on such consolidated balance sheet (other than, in the case of clause (x) or (y), to the extent securing, or “restricted” for use solely to pay, Indebtedness referred to in clause (i) above).

“Consolidated Total Net Debt to Consolidated EBITDAX Ratio” means, as of any date of determination, the ratio of (i) the Consolidated Total Net Debt of the Company as of the last day of the most recent Test Period ended on or prior to such date of determination to (ii) the Consolidated EBITDAX of the Company for such Test Period.

“consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would be consolidated with those of such Person, in accordance with GAAP; provided, however, that “consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary of such Person with the accounts of such Person. The term “Consolidated” or “consolidated” shall have a similar meaning.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at U.S. Bank Trust Company, National Association, 13737 Noel Road, Suite 800 Dallas, Texas 75240, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facility” means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including, without limitation, the Senior Credit Agreement), commercial paper facilities, loan agreements or other financing agreements, in each case the majority of the loans or commitments under which, as of the date of the closing of such facilities or agreements, are provided by commercial banks, by affiliates of commercial banks customarily engaging in making or providing commercial loans or other financing, or by governmental authorities, and which facilities or agreements provide for revolving loans, term loans, letters of credit or similar financing arrangements, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part from time to time with facilities or agreements that satisfy the above requirements.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 1.07 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Supplemental Indenture.

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than as a shareholder or employee of the Company) in or with respect to such transaction or series of related transactions.

“Disqualified Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the date that is the earlier of (a) the date 91 days after the date on which no Notes are outstanding and (b) the final Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to such date (other than, in any case, upon a change of control of or sale of assets by the Company in circumstances where the Holders would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such date at the option of the holder thereof; provided that only the portion of Capital Stock which is mandatorily redeemable is so redeemable or so convertible or exchangeable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided further that any Capital Stock issued pursuant to any plan of the Company or any of its Affiliates for the benefit of one or more employees will not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Affiliates in order to satisfy applicable contractual, statutory or regulatory obligations.

“Dollar Denominated Production Payment” means a production payment required to be recorded as a borrowing in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Equity Offering” means an underwritten public offering or nonpublic, unregistered or private placement of Qualified Capital Stock of the Company or any contribution to capital of the Company in respect of Qualified Capital Stock of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Exchanged Properties” means Additional Assets received by the Company or a Restricted Subsidiary in a substantially concurrent purchase and sale, trade or exchange as a portion of the total consideration for other properties or assets.

“Existing Senior Notes” means the Company’s (x) 9.500% Senior Notes due 2025 initially issued in the aggregate principal amount of $600,000,000, (y) 10.125% Senior Notes due 2028 initially issued in the aggregate principal amount of $400,000,000 and (z) 7.750% Senior Notes due 2029 initially issued in the aggregate principal amount of $400,000,000, in each case, to the extent outstanding on the Issue Date.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value of an asset or property in excess of $50.0 million shall be determined by the Board of Directors of the Company acting in good faith, which determination will be conclusive for all purposes under this Supplemental Indenture, in which event it shall be evidenced by a resolution of the Board of Directors of the Company, and any lesser Fair Market Value shall be determined by the principal financial officer or principal accounting officer of the Company acting in good faith, which determination will be conclusive for all purposes under this Supplemental Indenture.

“Foreign Subsidiary” means any Restricted Subsidiary that (x) is not organized under the laws of the United States of America or any state thereof or the District of Columbia, or (y) was organized under the laws of the United States of America or any state thereof or the District of Columbia that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (x) above.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time. All ratio computations based on GAAP contained in this Supplemental Indenture will be computed in conformity with GAAP.

“Global Note” means a Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary. Each Global Note shall constitute a “Global Security” within the meaning of the Base Indenture.

“Global Note Legend” means the legend set forth in Section 204 of the Base Indenture, which is required to be placed on all Global Notes issued under this Supplemental Indenture.

“Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement, made primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(1)            to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(2)            to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services,

(3)            to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(4)            to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance, or

(5)            otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business or any obligation to the extent it is payable only in Qualified Capital Stock of the guarantor.

“Guarantors” means (i) the Initial Guarantor and (ii) any Subsidiary of the Company that is a guarantor of the Notes, including any Person that is required after the Issue Date to execute a supplemental indenture providing for a full and unconditional guarantee on a senior unsecured basis of the Company’s obligations under the Notes pursuant to Section 4.12, until a successor replaces such party pursuant to the applicable provisions of this Supplemental Indenture and, thereafter, shall mean such successor; provided, however, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of this Supplemental Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Henry Acquisition” means that certain purchase and sale agreement, dated September 13, 2023, pursuant to which the Company agreed to purchase certain oil and gas assets in the Midland and Delaware Basin, and related assets and contracts.

“Holder” means the Person in whose name a Note is, at the time of determination, registered on the Securities Register.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and all products, by-products and all other substances (whether or not hydrocarbon in nature) produced in connection therewith or refined, separated, settled or derived therefrom or the processing thereof, and all other minerals and substances related to the foregoing, including, but not limited to, liquefied petroleum gas, natural gas, kerosene, sulphur, lignite, coal, all gas resulting from the in-situ combustion of coal or lignite, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium, and any and all other minerals, ores, or substances of value, and the products and proceeds therefrom.

“Indebtedness” means, with respect to any Person, without duplication,

(1)            (a) all indebtedness of such Person (i) for borrowed money or (ii) for the deferred purchase price of property or services, excluding any Trade Accounts Payable and other accrued current liabilities arising in the ordinary course of business, and (b) all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1)(a), (2), (3) or (5) of this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit),

(2)            all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(3)            all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding Trade Accounts Payable and other accrued current liabilities arising in the ordinary course of business,

(4)            all obligations under or in respect of Currency Agreements and Interest Rate Agreements of such Person (the amount of any such obligations to be equal at any time to the net termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time),

(5)            all Capital Lease Obligations of such Person,

(6)            the Attributable Indebtedness related to any Sale and Leaseback Transaction,

(7)            all Indebtedness referred to in clauses (1) through (6) above of other Persons, to the extent the payment of such Indebtedness is secured by any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

(8)            all Guaranteed Debt of such Person,

(9)            all Disqualified Stock issued by such Person valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price, and

(10)          Preferred Stock of any Restricted Subsidiary or any Guarantor, valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price;

if and to the extent (solely in the case of the obligations specified in clauses (1)(a)(ii), (3) and (5) immediately above) such obligations would appear as liabilities upon the Consolidated balance sheet of such Person in accordance with GAAP; provided, however, that the following shall in any event not constitute “Indebtedness”:

(a)            any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

(b)            accrued current liabilities and Trade Accounts Payable arising in the ordinary course of business;

(c)            any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to maximum payment obligations, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

(d)            in connection with the acquisition or disposition of any business, assets or Capital Stock of the Company or a Restricted Subsidiary, any obligations arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, guarantees (other than guarantees of Indebtedness), adjustment of purchase price, holdbacks, contingent payment obligations (including earnouts) based on a final financial statement or performance of acquired or disposed of assets or similar obligations or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case, incurred or assumed in connection with such acquisition or disposition;

(e)            oil or natural gas balancing obligations or liabilities incurred in the ordinary course of business;

(f)            any obligation in respect of any Commodity Agreement;

(g)            any unrealized losses or charges in respect of Currency Agreements, Commodity Agreements or Interest Rate Agreements (including those resulting from the application of ASC 815);

(h)            any obligations in respect of (i) bid, performance, completion, surety, appeal and similar bonds, (ii) obligations in respect of bankers acceptances, (iii) insurance obligations or bonds and other similar bonds and obligations and (iv) any guaranties or letters of credit functioning as or supporting any of the foregoing bonds or obligations; provided, however, that such bonds or obligations mentioned in subclause (i), (ii), (iii) or (iv) of this clause (h), are incurred in the ordinary course of the business of the Company and the Restricted Subsidiaries and do not relate to obligations for borrowed money;

(i)            any obligations in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers’ acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by the Company or any Restricted Subsidiary in the ordinary course of business and any guarantees and obligations of the Company or any Restricted Subsidiary with respect to or letters of credit functioning as or supporting any of the foregoing bonds or obligations;

(j)            any obligations under Currency Agreements and Interest Rate Agreements; provided that such agreements are entered into for bona fide hedging purposes of the Company or the Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of Currency Agreements, such Currency Agreements are related to business transactions of the Company or the Restricted Subsidiaries entered into in the ordinary course of business and, in the case of Interest Rate Agreements, such Interest Rate Agreements are not entered into for speculative purposes;

(k)            any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (including daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of incurrence;

(l)            all contracts and other obligations, agreements, instruments or arrangements described in clauses (iii), (iv), (v) and (vi) of the definition of “Oil and Gas Liens” and clause (j) of the definition of “Permitted Lien”; and

(m)           Production Payments and Reserve Sales.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Supplemental Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of Capital Stock or otherwise) or is merged with or into the Company or any Restricted Subsidiary or which is secured by a Lien on an asset acquired by the Company or a Restricted Subsidiary (whether or not such Indebtedness is assumed by the acquiring Person) shall be deemed incurred at the time the Person becomes a Restricted Subsidiary or at the time of the merger or asset acquisition, as the case may be.

The “amount” or “principal amount” of Indebtedness at any time of determination as used herein shall, except as set forth below, be determined in accordance with GAAP:

(1)            the “amount” or “principal amount” of any Capital Lease Obligation shall be the amount determined in accordance with the definition thereof;

(2)            the “amount” or “principal amount” of any Preferred Stock shall be the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price;

(3)            the “amount” or “principal amount” of all other unconditional obligations shall be the amount of the liability thereof determined in accordance with GAAP; and

(4)            the “amount” or “principal amount” of all other contingent obligations shall be the maximum liability at such date of such Person.

“Indenture” means the Base Indenture, as supplemented and modified by this Supplemental Indenture, as either may be amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the Trust Indenture Act that are deemed to be a part hereof.

“Indenture Obligations” means the obligations of the Company and any other obligor under the Indenture (insofar as relating to the Notes) or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture (insofar as relating to the Notes), the Notes and the performance of all other obligations to the Trustee and the Holders under the Indenture (insofar as relating to the Notes) and the Notes, according to the respective terms thereof.

“Initial Guarantor” means Vital Midstream Services, LLC, a Delaware limited liability company.

“Initial Notes” means the $500.0 million aggregate principal amount of Notes issued upon original issue on the Issue Date. The Initial Notes comprise all Notes issued under this Supplemental Indenture other than any Additional Notes.

“Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to any other Person (by means of any transfer of cash or other property to such Person or any payment for property or services for the account or use of such Person), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. “Investment” shall exclude, as to any Person, direct or indirect advances or payments to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on such Person’s balance sheet, endorsements for collection or deposit arising in the ordinary course of business, any debt or extension of credit represented by a bank deposit other than a time deposit, any interest in an oil or gas leasehold to the extent constituting a security under applicable law and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.08(a). The amount of the investment shall be its Fair Market Value at the time the investment is made and shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Investment Grade Rating” means at least BBB-, in the case of S&P (or at least its equivalent under any successor rating categories of S&P), at least Baa3, in the case of Moody’s (or at least its equivalent under any successor rating categories of Moody’s), or, if either such entity ceases to make its rating on the Notes publicly available for reasons outside the Company’s control, at least the equivalent in respect of the rating categories of any Rating Agency substituted for S&P or Moody’s in accordance with the definition of “Rating Agencies.”

“Issue Date” means September 25, 2023, the original issue date of the Initial Notes under this Supplemental Indenture.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, hypothecation, claim, preference, priority or other encumbrance for security purposes upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement. Notwithstanding any other provisions of this Supplemental Indenture, references herein to Liens permitted to exist upon any particular item of Property shall also be deemed (whether or not stated specifically) to permit Liens to exist upon any improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof).

“Limited Condition Transaction” means (i) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise and which may include, for the avoidance of doubt, a transaction that may constitute a Change of Control) whose consummation is not conditioned on the availability of, or on obtaining, third party financing or (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Liquid Securities” means securities that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market and as to which the Company or any Restricted Subsidiary is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities meeting the foregoing requirements shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (a) the date on which such securities are sold or exchanged for cash or Cash Equivalents and (b) 180 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Cash Equivalents within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with Section 4.11, such securities shall be deemed not to have been Liquid Securities at any time.

“Maturity” means, when used with respect to the Notes, the date on which the principal of the Notes becomes due and payable as therein provided or as provided in this Supplemental Indenture, whether at Stated Maturity, the Asset Sale Purchase Date, the Change of Control Purchase Date or the redemption date and whether by declaration of acceleration, Prepayment Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control Triggering Event, call for redemption or otherwise.

“Measurement Date” means January 24, 2020, the original issue date of the Outstanding 2028 Notes.

“Minority Interest” means the percentage interest represented by any class of Capital Stock of a Restricted Subsidiary that are not owned by the Company or a Restricted Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. (or any successor to the rating agency business thereof).

“Net Available Cash” from an Asset Sale or Sale and Leaseback Transaction means cash proceeds received therefrom (including any (i) cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and (ii) net proceeds from the sale or disposition of any Liquid Securities, in each case, only as and when received and excluding (x) any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other liabilities of the Company or a Restricted Subsidiary and (y) except to the extent subsequently converted to cash or Cash Equivalents, Liquid Securities, consideration constituting Exchanged Properties or consideration other than as identified in the immediately preceding clauses (i) and (ii)), in each case net of:

(1)            all legal, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale or Sale and Leaseback Transaction;

(2)            all payments made on any Indebtedness, Currency Agreement, Commodity Agreement or Interest Rate Agreement which is secured by any assets subject to such Asset Sale or Sale and Leaseback Transaction, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or Sale and Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Asset Sale or Sale and Leaseback Transaction; provided that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder;

(3)            all distributions and other payments required to be made to Minority Interest holders in Subsidiaries or joint ventures as a result of such Asset Sale or Sale and Leaseback Transaction;

(4)            the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale or Sale and Leaseback Transaction and retained by the Company or any Restricted Subsidiary after such Asset Sale or Sale and Leaseback Transaction; and

(5)            all relocation expenses as a result thereof and all related severance and associated costs, expenses and charges of personnel related to assets and related operations disposed of;

provided that, if any consideration for an Asset Sale or Sale and Leaseback Transaction (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, or as a reserve in accordance with GAAP, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to the Company or the Restricted Subsidiaries from escrow or is released from such reserve.

“Net Cash Proceeds” means with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as provided under Section 4.08, the aggregate proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) attorneys’ fees, accountants’ fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale or (b) taxes paid or payable or required to be accrued as a liability under GAAP as a result thereof.

“Net Working Capital” means (i) all current assets of the Company and the Restricted Subsidiaries, less (ii) all current liabilities of the Company and the Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in Consolidated financial statements of the Company prepared in accordance with GAAP; provided that all of the following shall be excluded in the calculation of Net Working Capital: (a) current assets or liabilities relating to the mark-to-market value of Interest Rate Agreements and hedging arrangements constituting Permitted Debt or commodity price risk management activities arising in the ordinary course of the Oil and Gas Business; (b) any current assets or liabilities relating to non-cash charges arising from any grant of Capital Stock, options to acquire Capital Stock or other equity based awards; and (c) any current assets or liabilities relating to non-cash charges or accruals for future abandonment or asset retirement liabilities.

“Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary and is designated by the Company as a Non-Guarantor Restricted Subsidiary, as evidenced by a Board Resolution of the Board of Directors of the Company.

“Notes” has the meaning stated in the third recital of this Supplemental Indenture and more particularly means any Notes authenticated and delivered by the Trustee under this Supplemental Indenture. For all purposes of this Supplemental Indenture:

(a)            the term “Notes” shall include all Additional Notes issued hereunder, and

(b)            (i) all Additional Notes issued hereunder and (ii) all Initial Notes shall be treated as a single class for purposes of this Supplemental Indenture as specified in Section 1.03.

“Oil and Gas Business” means the business of exploiting, exploring for, developing, acquiring, operating, servicing, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting Hydrocarbons, Hydrocarbon properties or Hydrocarbon assets and other related energy businesses and activities arising from, relating to or necessary, ancillary, complementary or incidental to the foregoing.

“Oil and Gas Liens” means (i) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for development shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; (iv) Liens arising in connection with Production Payments and Reserve Sales; (v) Liens on pipelines or pipeline facilities that arise by operation of law; and (vi) Liens on, or related to, properties and assets of the Company and its Subsidiaries to secure all or a part of the costs incurred in the ordinary course of business of exploration, drilling, development, production, processing, gas gathering, marketing, refining or storage, abandonment or operation thereof.

“Oil and Gas Properties” means all properties, including equity or other ownership interests therein, owned by a Person which contain or are believed to contain oil and gas reserves.

“Outstanding 2028 Notes” means the Company’s 10.125% Senior Notes Due 2028 in the aggregate principal amount of $400 million issued on the Measurement Date.

“Pari Passu Indebtedness” means any Indebtedness of the Company or a Guarantor that is pari passu in right of payment to the Notes or a Guarantee, as the case may be.

“Pari Passu Offer” means an offer by the Company or a Guarantor to purchase all or a portion of Pari Passu Indebtedness to the extent required by the Indenture or other agreement or instrument pursuant to which such Pari Passu Indebtedness was issued.

“Permitted Acquisition Indebtedness” means Indebtedness (including Disqualified Stock) of the Company or any of the Restricted Subsidiaries to the extent such Indebtedness was Indebtedness:

(1)            of an acquired Person prior to the date on which such Person became a Restricted Subsidiary as a result of having been acquired and not incurred in contemplation of such acquisition; or

(2)            of a Person that was merged or consolidated with or into the Company or a Restricted Subsidiary that was not incurred in contemplation of such merger or consolidation;

provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Company or a Restricted Subsidiary, as applicable, immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation),

(a)            the Restricted Subsidiary or the Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test under Section 4.07(a), or

(b)            the Consolidated Fixed Charge Coverage Ratio for the Company would be no smaller than the Consolidated Fixed Charge Coverage Ratio for the Company immediately prior to such transaction.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of, or of a nature that is or shall have become customary in, the Oil and Gas Business as a means of engaging therein through agreements, transactions, properties, interests or arrangements that permit one to share or transfer risks or costs, comply with regulatory requirements regarding local ownership or otherwise or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including (i) ownership interests in Hydrocarbon properties and interests therein, liquid natural gas facilities, drilling operations, processing facilities, refineries, gathering systems, pipelines, storage facilities, related systems or facilities, ancillary real property interests and interests therein; (ii) entry into and Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited) and other similar agreements (including for limited liability companies), working interests, royalty interests, mineral leases, production sharing agreements, production sales and marketing agreements, subscription agreements, stock purchase agreements, stockholder agreements, oil or gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or any Restricted Subsidiary, division orders, participation agreements, master limited partnership agreements, contracts for the sale, purchase, exchange, transportation, gathering, processing, marketing or storage of Hydrocarbons, communitizations, declarations, orders and agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, or other similar or customary agreements, transactions, properties, interests or arrangements, Asset Swaps, and exchanges of properties of the Company or the Restricted Subsidiaries for other properties that, together with any cash and Cash Equivalents in connection therewith, are of at least equivalent value as determined in good faith by the Board of Directors of the Company with third parties, excluding, however, Investments in corporations or Unrestricted Subsidiaries that are Permitted Investments; (iii) capital expenditures, including, without limitation, acquisitions of properties that are related or incidental to, or used or useful in connection with, the Oil and Gas Business or other business activities that are not prohibited by the terms of this Supplemental Indenture, and interests therein; and (iv) Investments of operating funds on behalf of co-owners of properties used in the Oil and Gas Business of the Company or the Subsidiaries of the Company pursuant to joint operating agreements.

“Permitted Investment” means:

(1)            Investments by the Company or any Restricted Subsidiary in (i) the Company, (ii) any Restricted Subsidiary or (iii) any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

(2)            Indebtedness of the Company or a Restricted Subsidiary described under clauses (4) and (5) of the definition of “Permitted Debt”;

(3)            repurchases of or other Investments in any of the Notes or Guarantees;

(4)            cash and Cash Equivalents;

(5)            Investments in property, plants and equipment used in the ordinary course of business and Permitted Business Investments;

(6)            Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 4.11 to the extent such Investments are non-cash proceeds as permitted under such Section;

(7)            Investments in existence on the Issue Date, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other transfers of cash or other assets in respect of such Investments;

(8)            Investments acquired in exchange for the issuance of, or out of the Net Cash Proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary) to the equity capital of the Company in respect of, or (b) sale (other than to a Restricted Subsidiary) of, Qualified Capital Stock of the Company;

(9)            Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(10)            relocation allowances for, and loans or advances to, officers, directors or employees of the Company or the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and the Restricted Subsidiaries (including travel, entertainment and relocation expenses) in the aggregate amount outstanding at any one time of not more than $2.0 million;

(11)            receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(12)            payroll, commission, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(13)            any Investments received in good faith in settlement of litigation, arbitration or other disputes (including pursuant to any workout, restructuring, recapitalization or bankruptcy or insolvency proceedings) with Persons who are not Affiliates, or compromise or resolution of, or upon satisfaction of judgments with respect to receivables or other obligations that were obtained in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or as a result of a foreclosure or title transfer by the Company or any Restricted Subsidiary with respect to a secured Investment in default;

(14)            any Person to the extent such Investments consist of Commodity Agreements, Interest Rate Agreements or Currency Agreements otherwise permitted under Section 4.07;

(15)            Investments in a Restricted Subsidiary acquired after the Issue Date or of any entity merged into or consolidated with the Company or a Restricted Subsidiary in accordance with Section 5.01, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(16)            Investments in any units of any oil and gas royalty trust;

(17)            Guarantees of Indebtedness permitted under Section 4.07;

(18)            Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;

(19)            advances and prepayments for asset purchases in the ordinary course of business in the Oil and Gas Business of the Company or any Restricted Subsidiary;

(20)            any other Investment the amount of which, when combined with the aggregate amount of Investments that are at the time outstanding made pursuant to this clause (20), does not exceed the greater of (x) $25.0 million and (y) 2.5% of Adjusted Consolidated Net Tangible Assets determined at the time the Investment is made; provided that, if any Investment is made in a Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person later becomes a Restricted Subsidiary, such Investment shall be deemed to have been made pursuant to clause (1) of this definition and shall cease to have been made pursuant to this clause (20) for so long as such Person continues to be a Restricted Subsidiary; and

(21)            guarantees received with respect to any Permitted Investment listed above.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment, without regard to subsequent changes in value or writeups, writedowns or writeoffs.

With respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses so that the entire Investment is a Permitted Investment.

“Permitted Lien” means:

(a)            any Lien existing as of the Issue Date to the extent and in the manner such Liens are securing Indebtedness or obligations existing on the Issue Date;

(b)            any Lien securing Indebtedness under a Credit Facility permitted to be incurred under Section 4.07(b)(1); provided that the aggregate amount of such Indebtedness does not exceed the aggregate amount that would be allowed under Section 4.07(b)(1) determined as of the date of the incurrence of such Indebtedness;

(c)            any Lien securing the Notes, the Guarantees and other obligations arising under this Supplemental Indenture;

(d)            Liens securing Permitted Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Supplemental Indenture and which has been incurred in accordance with the provisions of this Supplemental Indenture; provided, however, that such Liens (1) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (2) do not extend to or cover any property or assets of the Company or any Restricted Subsidiary not securing the Indebtedness so Refinanced;

(e)            any Lien arising by reason of:

(1)            any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(2)            taxes, assessments or governmental charges or claims that are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor;

(3)            security made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security or similar legislation;

(4)            good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of Indebtedness);

(5)            survey exceptions, zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or the Restricted Subsidiaries or the value of such property for the purpose of such business;

(6)            deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;

(7)            operation of law or contract in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees, suppliers and similar persons, incurred in the ordinary course of business, to the extent such Liens relate only to the tangible property of the lessee which is located on such property, for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(8)            Indebtedness or other obligations of the Company or a Restricted Subsidiary owing to the Company or a Restricted Subsidiary; or

(9)            normal depository or cash-management arrangements with banks;

(f)            any Lien securing Acquired Debt created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or the Restricted Subsidiaries; provided that such Lien only secures the assets acquired in connection with the transaction pursuant to which the Acquired Debt became an obligation of the Company or a Restricted Subsidiary;

(g)            any Lien to secure performance bids, leases (including, without limitation, statutory and common law landlord’s liens), statutory obligations, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or the Restricted Subsidiaries and not securing or supporting Indebtedness, and any Lien to secure statutory or appeal bonds;

(h)            any Lien securing Indebtedness permitted to be incurred pursuant to clause (7) of the definition of “Permitted Debt,” so long as none of such Indebtedness constitutes debt for borrowed money;

(i)            any Lien securing Capital Lease Obligations or Purchase Money Obligations incurred or assumed in accordance with this Supplemental Indenture solely in connection with the acquisition, construction, improvement or development of real or personal, moveable or immovable property; provided that such Liens only extend to such property so acquired, constructed, improved or developed (together with improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof)), such Indebtedness secured by such Lien shall either (x) be in an amount not in excess of the original purchase price or the original cost of such property so acquired, constructed, improved or developed or (y) be with recourse solely to such assets, in the case of clause (x) or (y), together with improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof), the incurrence of such Indebtedness is permitted by Section 4.07 and such Lien is incurred not more than 360 days after the later of the acquisition or completion of construction, improvement or development of the property subject to such Lien;

(j)            leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or the Restricted Subsidiaries;

(k)            (1) Liens on property, assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary or such merger or consolidation; provided further that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary and assets fixed or appurtenant thereto; and (2) Liens on property, assets or shares of Capital Stock existing at the time of acquisition thereof by the Company or any Restricted Subsidiary; provided that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition and do not extend to any property other than the property so acquired;

(l)            Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money;

(m)            Liens on the Capital Stock of any Unrestricted Subsidiary owned by the Company or any Restricted Subsidiary to the extent securing Indebtedness of such Unrestricted Subsidiary;

(n)            Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and the Restricted Subsidiaries in the ordinary course of business;

(o)            Liens upon specific items of inventory, receivables or other goods or proceeds of the Company or any Restricted Subsidiary securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by Section 4.07;

(p)            Liens securing any insurance premium financing under customary terms and conditions; provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

(q)            Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of any such bank;

(r)            Liens arising under this Supplemental Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under this Supplemental Indenture, including the indentures governing the Existing Senior Notes; provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(s)            Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under Section 4.08;

(t)            any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (s) so long as (1) no additional collateral is granted as security thereby, and (2) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith; and

(u)            in addition to the items referred to in clauses (a) through (t) above, any Lien of the Company or any Restricted Subsidiary to secure Indebtedness the amount of which, when combined with the outstanding amount of all other Indebtedness secured by Liens incurred pursuant to this clause (u), does not exceed the greater of (x) $50.0 million and (y) 2.5% of Adjusted Consolidated Net Tangible Assets determined as of the date o the incurrence of such Indebtedness.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof).

Notwithstanding anything in clauses (a) through (u) of this definition, the term “Permitted Liens” does not include any Liens resulting from the creation, incurrence, issuance, assumption or guarantee of any Production Payments other than (i) Production Payments that are created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 90 days after, the acquisition of the properties or assets that are subject thereto and (ii) Volumetric Production Payments that constitute Asset Sales.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary issued in a Refinancing of other Indebtedness of the Company or any Restricted Subsidiary (other than intercompany Indebtedness); provided that:

(1)            the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being Refinanced (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)            such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being Refinanced; and

(3)            if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or a Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or such Guarantee, as the case may be, on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being Refinanced or shall be Capital Stock of the obligor on the Indebtedness being Refinanced.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 306 of the Base Indenture in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Production Payments” means, collectively, Dollar Denominated Production Payments and Volumetric Production Payments.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a bonus, rental payment, royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or a Restricted Subsidiary.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

“Prospectus Supplement” means the Company’s prospectus supplement dated September 18, 2023 to the base prospectus dated March 21, 2022 filed with the Commission pursuant to Rule 424(b) on September 20, 2023, relating to the Initial Notes.

“Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Company or any Restricted Subsidiary that are acquired, constructed, improved or developed by the Company or any Restricted Subsidiary at any time after the Issue Date; provided that

(1)            the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a “Purchase Money Security Agreement”) shall be entered into no later than 360 days after the acquisition or completion of the construction, improvements or development of such assets and shall at all times be confined solely to the assets so acquired, constructed, improved or developed (together with improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof)),

(2)            at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of improvements, additions, accessions and contractual rights relating primarily thereto and except in respect of fees and other obligations in respect of such Indebtedness, and

(3)            either (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into (except as specified in clause (2)) exceed 100% of the purchase price to the Company or a Restricted Subsidiary, as the case may be, of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired (together with, in the case of clause (A) or (B), any improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof)).

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Disqualified Stock.

“Rating Agencies” means (a) S&P and Moody’s or (b) if S&P or Moody’s or both of them are not making ratings of the Notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody’s or both, as the case may be.

“Rating Decline” means a decrease in the rating of the Notes by any Rating Agency by one or more gradations (including gradations within rating categories as well as between rating categories) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies). In determining whether the rating of the Notes has decreased by one or more gradations, gradations within rating categories, namely + or – for S&P, 1, 2, and 3 for Moody’s, and + or – for Fitch will be taken into account. For example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ will constitute a decrease of one gradation.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, effect a change by amendment or modification, defease or retire, or to issue an Indebtedness in exchange or replacement for (or the net proceeds of which are used to Refinance), such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Regulation S-X” means Regulation S-X promulgated under the Securities Act.

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company by a Board Resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to a Designation (not subject to a subsequent Revocation) in compliance with Section 4.14.

“S&P” means Standard and Poor’s Ratings Services (or any successor to the rating agency business thereof).

“Sale and Leaseback Transaction” means, with respect to the Company or any Restricted Subsidiary, any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any principal property, acquired or placed into service more than 180 days prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such Person.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Senior Credit Agreement” means the Fifth Amended and Restated Credit Agreement, dated as of May 2, 2017, by and among the Company, as Borrower, the financial institutions listed therein, as Banks, Wells Fargo Bank, N.A., as Administrative Agent, Bank of America, N.A., BMO Harris Financing, Inc., and Capital One, National Association, as Co-Syndication Agents, Societe Generale and The Bank of Nova Scotia, as Co-Documentation Agents, and Wells Fargo Securities, LLC, BMO Capital Markets Corp., Capital One, National Association, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers, as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements (whether by the same or any other agent, lender or group of lenders), supplementations or other modifications of the foregoing) together with the related documents thereto (including, without limitation, any guarantee agreements and security documents).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission as in effect on the Issue Date.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Notes or a Guarantee, as the case may be.

“Subsidiary” with respect to any Person means any (i) corporation, association or other business entity (other than a partnership) of which the outstanding Capital Stock having a majority of the votes entitled to be cast in the election of directors, managers or trustees of such entity under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or any other Person of which a majority of the Voting Stock under ordinary circumstances is at the time, directly or indirectly, owned by such Person or (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Test Period” in effect at any time means the Company’s most recently ended four consecutive fiscal quarters for which internal financial statements are available (as determined in good faith by the Company).

“Trade Accounts Payable” means (a) accounts payable or other obligations of the Company or any Restricted Subsidiary created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services and (b) obligations arising under contracts for the exploration, development, drilling, completion and plugging and abandonment of wells or for the construction, repair or maintenance of related infrastructure or facilities.

“Transaction” means any transaction; provided that, if such transaction is part of a series of related transactions, “Transaction” refers to such related transactions as a whole.

“Treasury Rate” means, as of any redemption date, the weekly average yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) equal to the period from the redemption date to October 15, 2026; provided, however, that if the period from the redemption date to October 15, 2026 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities that have a constant maturity closest to and greater than the period from the redemption date to October 15, 2026 and the United States Treasury securities that have a constant maturity closest to and less than the period from the redemption date to October 15, 2026 for which such yields are given, except that if the period from the redemption date to October 15, 2026 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (1) calculate the Treasury Rate on the third Business Day preceding the applicable redemption date and (2) prior to such redemption date, deliver to the Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, or any successor statute.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means (i) Vital Energy Technology, LLC and (ii) any other Subsidiary of the Company designated (or deemed designated) as such pursuant to and in compliance with Section 4.14.

“Unrestricted Subsidiary Indebtedness” means Indebtedness of any Unrestricted Subsidiary

(1)            as to which none of the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except to the extent of Capital Stock of such Unrestricted Subsidiary pledged as contemplated by clause (m) of the definition of “Permitted Lien” and for Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate of the Company, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary, and

(2)            which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity;

provided that notwithstanding the foregoing, any Unrestricted Subsidiary may guarantee the Notes.

“U.S. Government Obligations” means (i) securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and (ii) depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depositary receipt.

“Volumetric Production Payment” means a production payment that is recorded as a sale in accordance with GAAP, whether or not the sale price must be recorded as deferred revenue, together with all undertakings and obligations in connection therewith.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the members of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Preferred Stock at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness or Preferred Stock into (2) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or (with respect to Preferred Stock) redemption or similar payment, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Restricted Subsidiary (other than directors’ qualifying shares).

Section 2.02           Other Definitions.

TERM	DEFINED IN SECTION
“Asset Sale Purchase Date”	4.11
“Change of Control Offer”	4.16
“Change of Control Purchase Date”	4.16
“Change of Control Purchase Notice”	4.16
“Change of Control Purchase Price”	4.16
“Company Website”	4.03
“Covenant Defeasance”	7.03
“Covenant Termination Event”	4.18
“Defeasance Redemption Date”	7.04
“Designation”	4.14
“Designation Amount”	4.14
“DTC”	1.07
“Event of Default”	6.01
“Excess Proceeds”	4.11
“Funds in Trust”	7.04
“incur”	4.07
“LCT Election”	2.05
“LCT Test Date”	2.05
“Legal Defeasance”	7.02
“Outside Date”	3.08(a)
“Paying Agent”	1.07
“Permitted Consideration”	4.11
“Permitted Debt”	4.07
“Permitted Payment”	4.08
“Prepayment Offer”	4.11
“Prepayment Offer Notice”	4.11
“Prepayment Offer Price”	4.11
“Purchase Money Security Agreement”	2.01
“Registrar”	1.07
“Restricted Payments”	4.08
“Revocation”	4.14
“Satisfaction and Discharge”	10.01
“Securities Register”	1.07
“Special Mandatory Redemption Date”	3.08(b)
“Special Mandatory Redemption Event”	3.08(a)
“Special Mandatory Redemption Notice Date”	308(b)
“Special Mandatory Redemption Price”	3.08(a)
“Surviving Entity”	5.01
“Surviving Guarantor Entity”	5.01
“Terminated Covenants”	4.18

Section 2.03           Incorporation by Reference of Trust Indenture Act.

Whenever this Supplemental Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Supplemental Indenture.

All terms used in this Supplemental Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 2.04           Rules of Construction.

Unless the context otherwise requires:

(i)           a term has the meaning assigned to it;

(ii)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)         words in the singular include the plural, and in the plural include the singular;

(iv)         references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

(v)          when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation”;

(vi)         all references to Sections or Articles refer to Sections or Articles of this Supplemental Indenture;

(vii)        “herein,” “hereof” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(viii)        all references to “this Supplemental Indenture” refer to this Supplemental Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the Trust Indenture Act that are deemed to be a part hereof; and.

(ix)          “or” is not exclusive.

Section 2.05        Limited Condition Transaction. When calculating the availability under any basket, ratio or test under this Supplemental Indenture or determining compliance with any provision of this Supplemental Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket, ratio or test and whether any such Limited Condition Transaction or action or transaction is permitted (or any requirement in respect thereof or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Supplemental Indenture shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date on which delivery of an irrevocable notice, declaration of a Restricted Payment or similar event preceding such Limited Condition Transaction occurs) and, if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales) and any related pro forma adjustments, the Company or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to re-determine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets, (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales) and (c) Consolidated Interest Expense will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Company in good faith.

For the avoidance of doubt, if the Company has made an LCT Election: (1) if any of the ratios, tests or baskets for which compliance or of which satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with (or satisfied) as a result of fluctuations in any such ratio, test or basket, baskets, tests or ratios will be deemed not to have been exceeded or failed to have been complied with (or satisfied) as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default (other than any Default or Event of Default specified in clause (1), (2) or (8) under Section 6.01)) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or Event of Default other than any Default or Event of Default specified in clause (1), (2) or (8) under Section 6.01)), such requirements and conditions will be deemed to have been complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing other than any Default or Event of Default specified in clause (1), (2) or (8) under Section 6.01)); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction and any actions or transactions related thereto.

Article Three
Redemption and Prepayment

Article XI of the Base Indenture shall not apply to the Notes except as, and to the extent, described in this Article Three.

Section 3.01        Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least five Business Days (unless a shorter period shall be agreeable to the Trustee) before the date of giving of notice of redemption pursuant to Section 3.03, an Officers’ Certificate setting forth (i) the clause of this Supplemental Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) whether the Company requests the Trustee to give notice of such redemption; provided that, for a redemption being effected pursuant to Section 3.07(c), the Company will notify the Trustee of the Applicable Premium with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

Section 3.02        Selection of Notes to Be Redeemed.

(a)           If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed among the Holders not more than 60 days prior to the redemption date, or otherwise in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis (or, in the case of Global Notes, on as nearly a pro rata basis as is practicable, subject to the procedures of DTC or any other Depositary), by lot or in accordance with any other method the Trustee considers fair and reasonable. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than three Business Days (unless a shorter period shall be agreeable to the Trustee) prior to the giving of notice of redemption pursuant to Section 3.03 by the Trustee from the outstanding Notes.

(b)          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. No Notes in amounts of $2,000 or less shall be redeemed in part. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof. Redemptions pursuant to Section 3.07(b) shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the provisions of DTC or other depositary).

Section 3.03        Notice of Redemption.

(a)           At least 10 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address (or, in the case of Global Notes, with respect to notices given by the Trustee on behalf of the Company, sent in accordance with the applicable procedures of the Depositary) and send a copy to the Trustee at the same time, except that optional redemption notices may be mailed (or, in the case of Global Notes, with respect to notices given by the Trustee on behalf of the Company, sent in accordance with the applicable procedures of the Depositary) more than 60 days prior to a redemption date in connection with a Legal Defeasance or Covenant Defeasance of the Notes or a Satisfaction and Discharge. Any redemption or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent and, in the case of redemption pursuant to Section 3.07(b), be given prior to the completion of the related Equity Offering. If any such conditions precedent are not satisfied, (i) such notice of redemption shall automatically expire and be deemed revoked and rescinded and of no force or effect; (ii) such redemption shall be automatically revoked and rescinded and of no force or effect; and (iii) the Company will provide prompt written notice to the Trustee of the matters specified in clauses (i) and (ii). Upon receipt of such notice, the Trustee will promptly send a copy of such notice to the Holders of the Notes that were to have been redeemed in the same manner in which the notice of redemption was initially given.

The notice shall identify the Notes (including CUSIP and/or ISIN number(s)) to be redeemed and shall state:

(i)            the redemption date;

(ii)            the redemption price; provided that, for a redemption being effected pursuant to Section 3.07(c), the notice need not set forth the Applicable Premium but only the manner of calculation thereof;

(iii)            if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(iv)            the name and address of the Paying Agent;

(v)            that Notes called for redemption shall be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

(vi)            that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date and the only remaining right of Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;

(vii)            the paragraph of the Notes and/or section of this Supplemental Indenture pursuant to which the Notes called for redemption are being redeemed;

(viii)            that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(ix)            any conditions precedent to the redemption.

(b)          At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, as provided in Section 3.01, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a). The notice, if mailed (or, in the case of Global Notes, with respect to notices given by the Trustee on behalf of the Company, sent) in the manner provided herein, shall be presumed to have been given, whether or not the Holder receives such notice. Failure to give timely notice or any defect in the notice shall not affect the validity of the redemption.

Section 3.04        Effect of Notice of Redemption.

Once notice of redemption is mailed (or, in the case of Global Notes, with respect to notices given by the Trustee on behalf of the Company, sent in accordance with the applicable procedures of the Depositary) in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject only to any conditions precedent set forth therein.

Section 3.05        Deposit of Redemption Price.

(a)           Not later than 12:30 p.m. (New York City time) on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary thereof is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1.08) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

(b)          If the Company complies with the provisions of Section 3.05(a), on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption, unless the redemption is not effective due to the failure of conditions precedent described in the notice of redemption to be fulfilled. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Holder in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06        Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $2,000 or less shall be redeemed in part. For all purposes of this Article Three, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

Section 3.07        Optional Redemption.

(a)           On or after October 15, 2026, the Company may redeem all or a portion of the Notes, on not less than 30 nor more than 60 days’ prior notice, in amounts of $2,000 or whole multiples of $1,000 in excess thereof, at the following redemption prices (expressed as percentages of the principal amount), plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

Year	Redemption Price
2026	104.875%
2027	102.4375%
2028 and thereafter	100.000%

(b)            In addition, at any time and from time to time prior to October 15, 2026, the Company may use funds in an amount not exceeding the amount of the net cash proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Notes issued under this Supplemental Indenture (including the principal amount of any Additional Notes issued under this Supplemental Indenture) at a redemption price equal to 109.750% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant interest payment date). At least 65% of the aggregate principal amount of Notes (including the principal amount of any Additional Notes issued under this Supplemental Indenture) shall remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company shall complete such redemption no later than 180 days after the closing of the related Equity Offering. Notice of any redemption pursuant to this clause (b) may be given prior to the completion of the applicable Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of such Equity Offering. If any such conditions do not occur, the Company will provide prompt written notice to the Trustee rescinding such redemption, and such redemption and notice of redemption shall be rescinded and of no force or effect. Upon receipt of such notice, the Trustee will promptly send a copy of such notice to the Holders of the Notes to be redeemed in the same manner in which the notice of redemption was given.

(c)            The Notes may also be redeemed, in whole or in part, at any time or from time to time prior to January 15, 2023 at the option of the Company at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(d)            Pursuant to Section 4.16(h), the Company may also redeem all, but not less than all, of the outstanding Notes, at the redemption price and subject to the conditions set forth in Section 4.16(h).

(e)            Any redemption pursuant to this Section 3.07 (other than as expressly provided otherwise in this Section 3.07) shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08           Special Mandatory Redemption.

(a)            If (i) the Henry Acquisition has not been completed on or prior to 11:59 p.m. (New York City time) on January 11, 2024 (the “Outside Date”), or (ii) prior to 11:59 p.m. (New York City time) on the Outside Date, (a) the Company has decided that the Company will not pursue the consummation of the Henry Acquisition or (b) the Company has determined in its sole discretion that the consummation of the Henry Acquisition cannot or is not reasonably likely to be satisfied by 11:59 p.m. (New York City time) on the Outside Date (the earlier to occur of the events described in clauses (i) and (ii) of this sentence, the “Special Mandatory Redemption Event”), the Company shall redeem all of the outstanding Notes on the Special Mandatory Redemption Date (as defined below) at a redemption price equal to 100% of the initial issue price of such Notes, plus accrued and unpaid interest from the Issue Date to, but not including, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).

(b)            Upon the occurrence of a Special Mandatory Redemption Event, the Company will promptly (but in no event later than three Business Days following such Special Mandatory Redemption Event) notify the Holders of such event (with an Officers’ Certificate certifying the occurrence of the Special Mandatory Redemption Event to be simultaneously delivered to the Trustee) (such date of notification to the holders, the “Special Mandatory Redemption Notice Date”), that the Notes will be redeemed no later than five business days (and no sooner than two business days) after the Special Mandatory Redemption Notice Date (such date, the “Special Mandatory Redemption Date”), in each case in accordance with the applicable provisions of this Supplemental Indenture. The notice provided on the Special Mandatory Redemption Notice Date shall notify each Holder in accordance with the applicable provisions of this Supplemental Indenture that all of the outstanding Notes shall be redeemed at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date automatically and without any further action by the Holders of the Notes. At or prior to 10:00 a.m., New York City time, on the Special Mandatory Redemption Date, the Company will deposit with the Trustee funds sufficient to pay the Special Mandatory Redemption Price for all of the Notes to be redeemed and direct the Trustee to redeem the Notes on the Special Mandatory Redemption Date. If such deposit is made as provided above, the Notes will cease to bear interest on and after the Special Mandatory Redemption Date and the Trustee shall cause the redemption of the Notes and the payment of the Special Mandatory Redemption Price in accordance with the directions provided by the Company to the Holders of the Notes.

There is no escrow account for, or security interest in, the proceeds of the offering for the benefit of holders of the Notes. Upon the consummation of the Henry Acquisition, the foregoing provisions regarding Special Mandatory Redemption will cease to apply.

Section 3.09           Application of Trust Money.

All money deposited with the Trustee pursuant to Section 3.05 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Supplemental Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

Section 3.10           No Limit on Other Purchases.

Nothing in this Supplemental Indenture or the Notes shall prohibit or limit the right of the Company or any Affiliate of the Company from time to time to repurchase the Notes at any price in open market purchases or negotiated transactions or by tender offer or otherwise without any notice to or consent by Holders. Any Notes purchased by the Company may, to the extent permitted by law, be held or resold or may, at the Company’s option, be delivered to the Trustee for cancellation. Any Notes delivered to the Trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Article Four
Covenants

Section 1001, Section 1002, Section 1004 and Section 1005 of the Base Indenture shall not apply to, and the covenants therein shall be deemed included in this Supplemental Indenture solely for the benefit of a different series of Securities than, the Notes.

Section 4.01           Payment of Notes.

(a)            The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 12:30 p.m. New York City time on the due date money deposited by the Company or a Guarantor in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest on the Notes then due.

(b)            The Company shall pay or cause to be paid interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

(c)            The Company may at any time, for the purpose of obtaining Satisfaction and Discharge with respect to the Notes or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(d)            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, at the expense of the Company, cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 4.02           Maintenance of Office or Agency.

(a)            The Company shall maintain an office or agency (which may be an office of the Trustee or an agent of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Supplemental Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)            The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 1.07.

(d)            With respect to any Global Notes, the Corporate Trust Office of the Trustee shall be the office or agency where such Global Notes may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefor; provided, however, that any such presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary shall be deemed to have been effected at such office or agency in accordance with the provisions of this Supplemental Indenture.

Section 4.03           Reports.

(a)            Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to Holders, or cause the Trustee to furnish to the Holders, or file with the Commission for public availability:

(i)            all quarterly and annual financial information that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s independent auditors, which financial information shall be filed within (or prior to effectiveness of an exchange offer registration statement within 15 days after) the time period for such reports specified in the Commission’s rules and regulations; and

(ii)           after effectiveness of an exchange offer registration statement, within the time periods specified in the Commission’s rules and regulations, the information that would be required to be filed with the Commission in current reports on Form 8-K if the Company were required to file such reports;

provided, however, that, in the case of clause (i) or (ii), if the last day of any such time period is not a Business Day, such information will be due on the next succeeding Business Day. All such information will be prepared in all material respects in accordance with all of the rules and regulations of the Commission applicable to such information.

(b)            If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries (other than Unrestricted Subsidiaries that, when taken together with all other Unrestricted Subsidiaries, are “minor” within the meaning of Rule 3-10 of Regulation S-X, substituting 5% for 3% where applicable), then the quarterly and annual financial information required by paragraph (a) of this Section 4.03 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(c)            This Section 4.03 will not impose any duty on the Company under the Sarbanes-Oxley Act of 2002 and the related Commission rules that would not otherwise be applicable.

(d)            The Company will be deemed to have furnished to the Holders and to prospective investors the information referred to in subclauses (i) and (ii) of paragraph (a) of this Section 4.03 or the information referred to in paragraph (b) of this Section 4.03 if the Company has posted such reports or information on the Company Website with access to current and prospective investors. For purposes of this Supplemental Indenture, the term “Company Website” means the collection of web pages that may be accessed on the World Wide Web using the URL address http://www.vitalenergy.com or such other address as the Company may from time to time designate in writing to the Trustee.

(e)            Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with this covenant and shall have no responsibility to determine whether any reports, information or documents have been filed with the Commission via the EDGAR (or successor) filing system, made available electronically or posted on any website.

Section 4.04           Compliance Certificate.

(a)            The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, an Officers’ Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled their respective obligations under the Supplemental Indenture and the Base Indenture (as it relates to the Notes) and further stating, as to each such Officer signing such certificate, that to the best of his or her actual knowledge, the Company has kept, observed, performed and fulfilled its obligations under the Supplemental Indenture and the Base Indenture (as it relates to the Notes) and is not in default in the performance or observance of any of the material terms, provisions and conditions of the Indenture with respect to the Notes, in each case, so as not to result in any Default or Event of Default (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or propose to take with respect thereto).

(b)            The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, on or before the 30th day after it becomes aware of the occurrence and continuance of any Default or Event of Default, unless such Default or Event of Default has been cured before the end of the 30-day period, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05           Taxes.

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge the amount, applicability or validity of which is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor.

Section 4.06           Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Company and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07           Incurrence of Indebtedness and Issuance of Disqualified Stock.

(a)            The Company will not, and will not cause or permit any Restricted Subsidiary to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “incur”), any Indebtedness (including any Acquired Debt and the issuance of Disqualified Stock or the issuance of Preferred Stock by a Restricted Subsidiary), unless such Indebtedness is incurred by the Company or any Guarantor and, in each case, after giving pro forma effect to such incurrence and the receipt and application of the proceeds therefrom, the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period would be equal to or greater than 2.0 to 1.0.

(b)            Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, “Permitted Debt”):

(1)           Indebtedness of the Company or any Guarantor (whether as borrowers or guarantors) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greatest of (x) $725.0 million, (y) the sum of $250.0 million and 30% of Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness and (z) the Borrowing Base as of such date;

(2)           Indebtedness of the Company or any Guarantor pursuant to the Existing Senior Notes, the Concurrently Issued Notes or the Notes (excluding any Additional Notes) and any Guarantee of the Existing Senior Notes, the Concurrently Issued Notes or the Notes (excluding any Guarantee of Additional Notes);

(3)           Indebtedness of the Company or any Guarantor outstanding on the Issue Date, and not otherwise referred to in this definition of “Permitted Debt”;

(4)           intercompany Indebtedness between or among the Company and any Restricted Subsidiary; provided, however, that:

(a)            if the Company or any Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to a Restricted Subsidiary other than a Guarantor, such Indebtedness must be either (x) expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, in the case of the Company, or the Guarantees, in the case of a Guarantor, or (y) Capital Stock; and

(b)            any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary (other than pursuant to a Credit Facility) and any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (4);

(5)           guarantees by the Company or any Guarantor of any Indebtedness of the Company or any Restricted Subsidiary that is permitted to be incurred under the Indenture;

(6)           Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations (whether or not incurred pursuant to sale and leaseback transactions) or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition, construction, improvement or development of real or personal, movable or immovable, property, in each case incurred for the purpose of financing or Refinancing all or any part of the purchase price or cost of acquisition, construction, improvement or development of property used in the business of the Company or any Restricted Subsidiary (together with improvements, additions, accessions and contractual rights relating primarily thereto), in an aggregate principal amount outstanding at any time pursuant to this clause (6) not to exceed the greater of (x) $30.0 million and (y) 3.0% of Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness;

(7)           Indebtedness of the Company or any Restricted Subsidiary in connection with (a) one or more standby letters of credit issued by the Company or a Restricted Subsidiary in the ordinary course of business and (b) other self-insurance obligations, letters of credit, surety, bid, performance, appeal or similar bonds, bankers’ acceptances, completion guarantees or similar instruments and any guarantees or letters of credit functioning as or supporting any of the foregoing instruments; provided that, in each case contemplated by this clause (7), upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; provided further that with respect to clauses (a) and (b), such Indebtedness is not in connection with the borrowing of money;

(8)           Indebtedness of the Company or any Guarantor; provided that sufficient net proceeds thereof are promptly deposited to effect a Legal Defeasance or Covenant Defeasance with respect to all of the Notes pursuant to Article Seven or a Satisfaction and Discharge with respect to all of the Notes pursuant to Article Ten;

(9)           Permitted Refinancing Indebtedness of the Company or any Guarantor issued to Refinance any Indebtedness, including any Disqualified Stock, incurred pursuant to Section 4.07(a) or clause (2), (3), (11) or this clause (9) of this paragraph (b) of this Section 4.07;

(10)         Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and the Restricted Subsidiaries;

(11)         Permitted Acquisition Indebtedness;

(12)         Cash Management Obligations of the Company or any Guarantor in an aggregate amount not to exceed $7.5 million outstanding at any one time;

(13)         Preferred Stock (other than Disqualified Stock) of the Company or any Restricted Subsidiary; and

(14)         Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (1) through (13) above, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (14) outstanding at any one time in the aggregate shall not exceed the greater of (x) $40.0 million and (y) 4.0% of Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness.

(c)            For purposes of determining compliance with this Section 4.07, in the event that an item of Indebtedness meets the criteria of more than one of the categories of “Permitted Debt” or is permitted to be incurred pursuant to paragraph (a) of this Section 4.07, the Company in its sole discretion may classify or reclassify (or later classify or reclassify) in whole or in part such item of Indebtedness in any manner (including by dividing and classifying such item of Indebtedness in more than one type of Indebtedness permitted under this Section 4.07) that complies with this Section 4.07; provided that Indebtedness under the Senior Credit Agreement, if any, which is in existence on the Issue Date shall be considered incurred under clause (1) of paragraph (b) of this Section 4.07, subject to any subsequent classification or reclassification or division permitted pursuant to this paragraph (c).

(d)            Indebtedness permitted by this Section 4.07 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.07 permitting such Indebtedness.

(e)            Accrual of interest, accretion or amortization of original issue discount or accretion of principal as to a security issued at a discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the accretion or payment of dividends on any Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock, the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness, and unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of ASC 815), each will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.07; provided, in each such case, that the amount thereof as accrued shall be included as required in the calculation of the Consolidated Fixed Charge Coverage Ratio of the Company.

(f)            For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company and the Restricted Subsidiaries may incur pursuant to this Section 4.07 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(g)            For purposes of determining any particular amount of Indebtedness under this Section 4.07, (i) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness otherwise included in the determination of such amount shall not also be included and (ii) if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and are being treated as incurred pursuant to clause (1) of the definition of “Permitted Debt” and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included. If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (x) the principal of such Indebtedness and (y) the amount that may be drawn under such letter of credit.

(h)            For purposes of the Indenture, no Indebtedness will be deemed to be subordinate or junior in right of payment to other Indebtedness solely by virtue of not having the benefit of a Lien on assets, or guarantee of a Person, that benefits the other Indebtedness or having the benefit of such a Lien or guarantee ranking subordinate or junior to a Lien or guarantee benefiting the other Indebtedness.

Section 4.08           Restricted Payments.

(a)            The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

(i)            pay any dividend on, or make any distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable solely to the Company or a Restricted Subsidiary or in shares of the Company’s Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

(ii)           purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company’s Capital Stock or options, warrants or other rights to acquire such Capital Stock other than through the exchange therefor solely of Qualified Capital Stock of the Company and other than any acquisition or retirement for value from, or payment to, the Company or any Restricted Subsidiary;

(iii)           make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness, other than (x) Subordinated Indebtedness permitted under clause (4) of Section 4.07(b) or (y) Subordinated Indebtedness acquired for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition for value;

(iv)          pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any Restricted Subsidiary or any Guarantor or (b) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary); or

(v)           make any Investment in any Person (other than any Permitted Investments);

(any of the foregoing actions described in (and not expressly excluded from) clauses (i) through (v) above, other than any such action that is a Permitted Investment or a Permitted Payment (as defined below), collectively, “Restricted Payments”) (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred), unless

(1)           immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(2)           immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) under Section 4.07(a); and

(3)           after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments (including any Designation Amounts (as defined in Section 4.14(a)(2)) not effected as Permitted Investments or Permitted Payments) declared or made after the Measurement Date does not exceed the sum of:

(A)           50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company’s fiscal quarter beginning on or immediately prior to the Measurement Date and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

(B)            the aggregate Net Cash Proceeds, or the Fair Market Value of property (including any property received in any asset or other acquisition) other than cash, received after the Measurement Date by the Company either (1) as capital contributions in the form of common equity or other Qualified Capital Stock to the Company or (2) from the issuance or sale (other than to any Restricted Subsidiary) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (2) or (3) of paragraph (b) of this Section 4.08) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid);

(C)            the aggregate Net Cash Proceeds, or the Fair Market Value of property other than cash, received after the Measurement Date by the Company (other than from any Restricted Subsidiary) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid);

(D)           the aggregate Net Cash Proceeds, or the Fair Market Value of property other than cash, received after the Measurement Date by the Company from the conversion or exchange, if any, of debt securities or Disqualified Stock or other Indebtedness of the Company or the Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Disqualified Stock were issued after the Measurement Date, the aggregate of Net Cash Proceeds, or the Fair Market Value of property other than cash, received from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Disqualified Stock financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid);

(E)           (a)           in the case of a net reduction in any Investment constituting a Restricted Payment (including any Investment in an Unrestricted Subsidiary) made after the Measurement Date resulting from dividends, distributions, redemptions or repurchases, proceeds of sales or other dispositions thereof, interest payments, repayments of loans or advances, or other transfers of cash or properties (including transfers as a result of merger or liquidation), in each case to the Company or to any Restricted Subsidiary from any Person (other than the Company or a Restricted Subsidiary), an amount (in each such case to the extent not included in Consolidated Net Income) equal to the amount received with respect to such Investment, less the cost of the disposition of such Investment and net of taxes, and

(b)            in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company’s interest in such Subsidiary at the time of such redesignation; and

(F)            any amount which previously qualified as a Restricted Payment on account of any guarantee entered into by the Company or any Restricted Subsidiary; provided that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists.

(b)            Notwithstanding the foregoing, the foregoing provisions shall not prohibit the following actions (each of clauses (1) through (14), together with the transactions expressly excluded from clauses (i), (ii), (iii) and (iv) of paragraph (a) of this Section 4.08, being referred to as a “Permitted Payment”):

(1)           the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section 4.08, in which event such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a “Permitted Payment” for purposes of the calculation required by paragraph (a) of this Section 4.08;

(2)           the purchase, repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or in an amount not in excess of the Net Cash Proceeds of a substantially concurrent (i) contribution (other than from a Restricted Subsidiary) to the equity capital of the Company in respect of or (ii) issuance and sale for cash (other than to a Restricted Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from such contribution or such issuance of such shares of Qualified Capital Stock shall be excluded from clause (3)(B) of paragraph (a) of this Section 4.08;

(3)           the purchase, repurchase, redemption, defeasance, satisfaction and discharge, or other acquisition or retirement for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Cash Proceeds of a substantially concurrent (i) contribution (other than from a Restricted Subsidiary) to the equity capital of the Company in respect of, or (ii) issuance and sale for cash (other than to a Restricted Subsidiary) of, any Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from such contribution or such issuance of such shares of Qualified Capital Stock shall be excluded from clause (3)(B) of paragraph (a) of this Section 4.08;

(4)           so long as no Default or Event of Default is continuing or would arise therefrom, the purchase, repurchase, redemption, defeasance, satisfaction and discharge, refinancing, acquisition or retirement for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Stock) through the substantially concurrent issuance of Permitted Refinancing Indebtedness;

(5)           the purchase, repurchase, redemption, defeasance, satisfaction and discharge or other acquisition or retirement for value of Disqualified Stock of the Company in exchange for, or out of the Net Cash Proceeds of a substantially concurrent sale of, Disqualified Stock of the Company that, in each case, is permitted to be incurred pursuant to Section 4.07;

(6)           so long as no Default or Event of Default is continuing or would arise therefrom, the repurchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company held by any current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees) pursuant to the terms of agreements (including employment agreements) or plans approved by the Company’s Board of Directors; provided that the aggregate amount of such repurchases, redemptions, retirements and acquisitions pursuant to this clause (6) will not, in the aggregate, exceed $4.0 million per fiscal year (with unused amounts to be carried over to succeeding fiscal years); provided such amount in any calendar year may be increased by an amount not to exceed (a) the cash proceeds received after the Issue Date by the Company or any Restricted Subsidiary from the sale of Capital Stock of the Company (other than Disqualified Stock) to any such officers, directors or employees (provided such amounts are not included in clause (3)(B) of the definition of “Restricted Payments”) plus (b) the cash proceeds of key man life insurance policies received after the Issue Date by the Company and the Restricted Subsidiaries less (c) the amount of Permitted Payments previously effected by using amounts specified in the foregoing clauses (a) and (b);

(7)           loans and advances made to officers, directors or employees of the Company or any Restricted Subsidiary, in each case, as permitted by Section 402 of the Sarbanes-Oxley Act of 2002 (to the extent applicable to the Company or such Restricted Subsidiary) and approved by the Board of Directors of the Company in an aggregate amount not to exceed $2.0 million outstanding at any one time, the proceeds of which are used solely (A) to purchase Qualified Capital Stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options or (B) to refinance loans or advances, together with accrued interest thereon, made pursuant to item (A) of this clause (7);

(8)           the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations or conversion of convertible or exchangeable securities of debt or equity issued by the Company or otherwise;

(9)           so long as no Default or Event of Default is continuing or would arise therefrom, dividends on Disqualified Stock issued after the Issue Date in accordance with Section 4.07 if such dividends are included in the calculation of Consolidated Interest Expense;

(10)         the purchase, redemption or other acquisition or retirement for value of Indebtedness that is subordinated or junior in right of payment to the notes or a Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated or junior Indebtedness and accrued and unpaid interest thereon in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated or junior Indebtedness and accrued and unpaid interest thereon in the event of an Asset Sale, in each case plus accrued interest, in connection with any change of control offer or prepayment offer required by the terms of such Indebtedness, but only if:

(A)           in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations under Section 4.16; or

(B)            in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations in accordance with Section 4.11;

(11)         the purchase, repurchase, redemption or other acquisition or retirement for value of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants, convertible securities or other rights to acquire Capital Stock (including any such rights to acquire Capital Stock held by any current or former officers, directors or employees of the Company or any Restricted Subsidiary (or permitted transferees thereof)) if such Capital Stock represents a portion of the exercise, conversion or exchange price thereof and any purchase, repurchase, redemption or other acquisition or retirement for value of Capital Stock made in satisfaction of withholding tax obligations in connection with any exercise, conversion or exchange of stock options, warrants, convertible securities or other rights to acquire Capital Stock;

(12)         any payments to dissenting equityholders not to exceed $5.0 million in the aggregate after the Issue Date (x) pursuant to applicable law or (y) in connection with the settlement or other satisfaction of claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by this Supplemental Indenture;

(13)         any redemption of share purchase rights at a redemption price not to exceed $0.01 per right;

(14)         so long as no Default or Event of Default is continuing or would arise therefrom, any payment or other transaction otherwise constituting a Restricted Payment that when combined with all other outstanding payments or other transactions pursuant to this clause (14) since the Issue Date are in an aggregate outstanding amount not exceeding the greater of (x) $50.0 million and (y) 5% of Adjusted Consolidated Net Tangible Assets determined as f the date of such payment or other transaction; and

(15)         any payment or other transaction otherwise constituting a Restricted Payment so long as, (i) after giving pro forma effect thereto, the Consolidated Total Net Debt to Consolidated EBITDAX Ratio does not exceed 1.50 to 1.00 as of the date of such payment or transaction and (ii) such payment or transaction, when combined with all other outstanding payments or other transactions pursuant to this clause (15), are in an aggregate outstanding amount not exceeding 15.0% of the Consolidated EBITDAX of the Company for the most recent Test Period ending on or prior to such date.

(c)            In determining whether any Restricted Payment (or payment or other transaction that, except for being a Permitted Investment or a Permitted Payment, would constitute a Restricted Payment) is permitted by this Section 4.08, the Company may allocate or re-allocate all or any portion of such Restricted Payment or other such transaction among clauses (1) through (15) of paragraph (b) of this Section 4.08 or among such clauses and paragraph (a) of this Section 4.08, including clauses (1), (2) and (3) of paragraph (a) of this Section 4.08; provided that at the time of such allocation or re-allocation all such Restricted Payments and such other transactions or allocated portions thereof, all outstanding prior Restricted Payments and such other transactions, would be permitted under the various provisions of this Section 4.08. The amount of all Restricted Payments and other such transactions (other than cash) shall be the Fair Market Value on the date of the transfer, incurrence or issuance of such non-cash Restricted Payment or other such transaction.

(d)            A contribution or sale will be deemed to be “substantially concurrent” if the related purchase, repurchase, redemption, defeasance, satisfaction and discharge, retirement or other acquisition for value or payment of principal occurs within 120 days before or after such contribution or sale.

Section 4.09           Transactions with Affiliates.

(a)            The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, enter into any Transaction (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) involving aggregate consideration in excess of $10.0 million, unless such Transaction is entered into in good faith and

(1)           such Transaction is on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable Transaction in arm’s-length dealings with a party that is not an Affiliate of the Company,

(2)           with respect to any Transaction involving aggregate value in excess of $25.0 million, the Company delivers an Officers’ Certificate to the Trustee certifying that such Transaction complies with clause (1) above, and

(3)           with respect to any Transaction involving aggregate value in excess of $50.0 million, such Transaction is approved by a majority of the Disinterested Directors of the Board of Directors of the Company;

(b)            However, Section 4.09(a) shall not apply to:

(1)           employee benefit arrangements with any officer or director of the Company or any Restricted Subsidiary and payments, issuances of securities or other transactions pursuant thereto, including under any employment or severance agreement, stock option or stock incentive plans, long term incentive plans, other compensation arrangements and customary insurance or indemnification arrangements with officers or directors of the Company or any Restricted Subsidiary, in each case either entered into in the ordinary course of business or approved by the Disinterested Directors of the Board of Directors of the Company,

(2)           transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Supplemental Indenture; provided that in the reasonable determination of the Board of Directors of the Company or the senior management of the Company, such transactions are on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company,

(3)           the payment of reasonable and customary compensation and fees to officers or directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Affiliate of the Company,

(4)           loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business in an aggregate amount not to exceed $2.0 million outstanding at any one time,

(5)           any Restricted Payments or Permitted Payments made in compliance with Section 4.08 or any Permitted Investments (other than Permitted Investments permitted pursuant to clauses (1)(iii) and (15) of the definition thereof (to the extent involving, prior to the making of such Permitted Investment, any Person other than the Company or a Subsidiary of the Company)),

(6)           any Transaction undertaken pursuant to (a) any contracts or agreements in existence on the Issue Date (as in effect on the Issue Date) (b) any amendment or replacement of any such agreements or (c) any agreements entered into hereafter that are similar to any such agreements, so long as, in the case of clause (b) or (c), the terms of any such amendment or replacement agreement or future agreement are, on the whole, no less advantageous to the Company or no less favorable to the Holders in any material respect than the agreement so amended or replaced or the similar agreement referred to in the preceding clause (a) or (b), respectively,

(7)           in the case of (1) contracts for (A) drilling or other oil-field services or supplies, (B) the sale, storage, gathering or transport of Hydrocarbons or (C) the lease or rental of office or storage space or (2) other operation-type contracts, any such contracts that are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and third parties or, if none of the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, on terms no less favorable than those available from third parties on an arm’s-length basis, as determined (i) in the case of contracts involving aggregate value of $50.0 million or less, by the Board of Directors of the Company or the senior management of the Company or (ii) in the case of contracts involving aggregate value in excess of $50.0 million, by the Disinterested Directors of the Board of Directors of the Company,

(8)           any Transaction with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, an equity interest in, or controls, such Person,

(9)           any sale or other issuance of Qualified Capital Stock of the Company to, or receipt of a capital contribution from, an Affiliate (or a Person that becomes an Affiliate) of the Company,

(10)         any Transaction between the Company or any Restricted Subsidiary on the one hand and any Person deemed to be an Affiliate solely because one or more directors of such Person is also a director of the Company or a Restricted Subsidiary, on the other hand; provided that such director or directors abstain from voting as a director of the Company or the Restricted Subsidiary, as applicable, in connection with the approval of the Transaction,

(11)         indemnities of officers, directors and employees of the Company or any Restricted Subsidiary permitted by law, statutory provision or employment agreement or other arrangement entered into in the ordinary course of business by the Company or any Restricted Subsidiary,

(12)         (a) guarantees by the Company or any Restricted Subsidiary of performance of obligations of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (b) pledges by the Company or any Restricted Subsidiary of Capital Stock in Unrestricted Subsidiaries for the benefit of lenders or other creditors of Unrestricted Subsidiaries, and

(13)         any transaction in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an independent advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of Section 4.09(a).

Section 4.10           Liens.

(a)            The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or incur, in order to secure any Indebtedness, any Lien of any kind, other than Permitted Liens, upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the Issue Date or acquired after the Issue Date, or assign or convey, in order to secure any Indebtedness, any right to receive any income or profits therefrom, other than Permitted Liens, unless the Notes (or a Guarantee in the case of Liens of a Guarantor) are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such Subordinated Indebtedness) the Indebtedness for so long as such Indebtedness is secured by such Lien.

(b)            Notwithstanding the foregoing, any Lien securing the Notes or a Guarantee granted pursuant to Section 4.10(a) shall be automatically and unconditionally released and discharged upon: (i) the release of all other Liens that resulted in the grant of such Lien to secure the Notes or Guarantees pursuant to Section 4.10(a), (ii) any sale, exchange or transfer permitted hereunder to any Person not an Affiliate of the Company of the property or assets secured by such Lien, (iii) any sale, exchange or transfer permitted hereunder to any Person not an Affiliate of the Company of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien, or (iv) if a Lien of a Guarantor secures a Guarantee, the release of such Guarantee in accordance with this Supplemental Indenture.

Section 4.11           Asset Sales.

(a)            The Company will not, and will not cause or permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets and property subject to such Asset Sale (such Fair Market Value to be determined on the date of contractually agreeing to effect such Asset Sale) and (ii) (A) at least 75% of the consideration paid to the Company or such Restricted Subsidiary from such Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis, is in the form of cash, Cash Equivalents, Liquid Securities, Exchanged Properties (including pursuant to Asset Swaps) or the assumption by the acquiring Person of Indebtedness or other liabilities of the Company or a Restricted Subsidiary (other than liabilities of the Company or a Restricted Subsidiary that are by their terms subordinated to the Notes) as a result of which the Company and the remaining Restricted Subsidiaries are no longer liable for such liabilities (or in lieu of such absence of liability, the acquiring Person or its parent company agrees to indemnify and hold the Company or such Restricted Subsidiary harmless from and against any loss, liability or cost in respect of such assumed liabilities accompanied by the posting of a letter of credit (issued by a commercial bank that has an Investment Grade Rating) in favor of the Company or such Restricted Subsidiary for the full amount of such liabilities and for so long as such liabilities remain outstanding unless such indemnifying party (or its long term debt securities) shall have an Investment Grade Rating (with no indication of a negative outlook or credit watch with negative implications, in any case, that contemplates such indemnifying party (or its long term debt securities) failing to have an Investment Grade Rating) at the time the indemnity is entered into) (“Permitted Consideration”) or (B) the Fair Market Value of all forms of such consideration other than Permitted Consideration since the Issue Date does not exceed in the aggregate 5% of the Adjusted Consolidated Net Tangible Assets of the Company determined at the time such Asset Sale is made.

(b)            During the 365 days after the receipt by the Company or a Restricted Subsidiary of Net Available Cash from an Asset Sale, such Net Available Cash may be applied by the Company or such Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Pari Passu Indebtedness of the Company or a Restricted Subsidiary), to:

(1)           repay (or cash-collateralize) Indebtedness of the Company or any Restricted Subsidiary under any Credit Facility (excluding (i) any Subordinated Indebtedness and (ii) any Indebtedness owed to the Company or an Affiliate of the Company);

(2)           reinvest in Additional Assets (including by means of an Investment in Additional Assets by the Company or a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) or make capital expenditures in the Oil and Gas Business;

(3)           purchase Notes;

(4)           purchase or repay on a permanent basis other Indebtedness (excluding (i) any Subordinated Indebtedness and (ii) any Notes or other Indebtedness owed to the Company or an Affiliate of the Company); provided that the Company shall equally and ratably redeem or purchase Notes as described under Section 3.07, through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for a Prepayment Offer) to all Holders to purchase the Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or

(5)           make any combination of payment, repayment, investment or reinvestment permitted by the foregoing clauses (1) through (4).

The requirement of clause (b)(2) above shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or investment referred to therein is entered into by the Company or any Restricted Subsidiary within the time period specified in this Section 4.11(b) and such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement.

Pending the final application of any such Net Available Cash, the Company may temporarily reduce Indebtedness under any Credit Facility or otherwise expend or invest such Net Available Cash in any manner that is not prohibited by this Supplemental Indenture

(c)            Any Net Available Cash from an Asset Sale not applied in accordance with Section 4.11(b) above within 365 days from the date of such Asset Sale shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer to purchase Notes having an aggregate principal amount equal to the aggregate amount of Excess Proceeds (the “Prepayment Offer”) at a purchase price (the “Prepayment Offer Price”) equal to 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the Asset Sale Purchase Date (as defined in Section 4.11(d)) (subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of over subscription) set forth in this Supplemental Indenture, but, if the terms of any Pari Passu Indebtedness require that a Pari Passu Offer be made contemporaneously with the Prepayment Offer, then the Excess Proceeds shall be prorated between the Prepayment Offer and such Pari Passu Offer in accordance with the aggregate outstanding principal amounts of the Notes and such Pari Passu Indebtedness (based on principal amounts of Notes and Pari Passu Indebtedness (or, in the case of Pari Passu Indebtedness issued with significant original issue discount, based on the accreted value thereof tendered), and the aggregate principal amount of Notes for which the Prepayment Offer is made shall be reduced accordingly. If the aggregate principal amount of Notes tendered by Holders thereof exceeds the amount of available Excess Proceeds, then such Excess Proceeds will be allocated pro rata according to the principal amount of the Notes tendered and the Trustee will select the Notes to be purchased in accordance with this Supplemental Indenture on a pro rata basis (or, in the case of Global Notes, on as nearly a pro rata basis as is practicable, subject to the procedures of DTC or any other Depositary), by lot or in accordance with any other method the Trustee considers fair and reasonable and in minimum principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this Section 4.11(c) and provided that all Holders have been given the opportunity to tender their Notes for purchase as described in Section 4.11(d) in accordance with this Supplemental Indenture, the Company or the Restricted Subsidiaries may use such remaining amount for purposes permitted by this Supplemental Indenture and the amount of Excess Proceeds will be reset to zero. The Company may satisfy the foregoing obligation with respect to any Excess Proceeds by making a Prepayment Offer prior to the expiration of the relevant 365 day period or with respect to Excess Proceeds of $25.0 million or less.

(d)            Within 30 days after the 365th day following the date of an Asset Sale, the Company shall, if it is obligated to make a Prepayment Offer pursuant to Section 4.11(c), send a written Prepayment Offer notice, by first-class mail (or, in the case of Global Notes, if such notice is given by the Trustee on behalf of the Company, sent in accordance with the applicable procedures of the Depositary), to the Holders (the “Prepayment Offer Notice”), with a copy to the Trustee, accompanied by such information regarding the Company and its Subsidiaries as the Company believes will enable such Holders to make an informed decision with respect to the Prepayment Offer. The Prepayment Offer Notice will state, among other things:

(1)            that the Company is offering to purchase Notes pursuant to the provisions of this Supplemental Indenture;

(2)            that any Note (or any portion thereof) accepted for payment (and duly paid on the Asset Sale Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Asset Sale Purchase Date;

(3)            that any Notes (or portions thereof) not properly tendered will continue to accrue interest;

(4)            the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (or, in the case of Global Notes, sent) (the “Asset Sale Purchase Date”);

(5)            the amount of Excess Proceeds available to purchase Notes;

(6)            a description of the procedure which Holders must follow in order to tender their Notes and the procedures that Holders must follow in order to withdraw an election to tender their Notes for payment; and

(7)            all other instructions and materials necessary to enable Holders to tender Notes pursuant to the Prepayment Offer.

If any of the Notes subject to a Prepayment Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to repurchases.

(e)            The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.11 by virtue thereof.

(f)            Holders electing to have Notes purchased hereunder will be required to surrender such Notes at the address specified in the notice prior to the close of business on the third Business Day prior to the Asset Sale Purchase Date. Holders will be entitled to withdraw their election to have their Notes purchased pursuant to this Section 4.11 if the Company receives, not later than one Business Day prior to the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter specifying, as applicable:

(1)            the name of the Holder,

(2)            the certificate number of the Note in respect of which such notice of withdrawal is being submitted,

(3)            the principal amount of the Note (which shall be $2,000 or whole multiples of $1,000 in excess thereof) delivered for purchase by the Holder as to which his election is to be withdrawn,

(4)            a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased, and

(5)            the principal amount, if any, of such Note (which shall be $2,000 or whole multiples of $1,000 in excess thereof) that remains subject to the original Prepayment Offer Notice and that has been or will be delivered for purchase by the Company.

(g)            The Company shall (i) not later than the Asset Sale Purchase Date accept for payment Notes or portions thereof tendered pursuant to the Prepayment Offer, (ii) not later than 12:30 p.m. (New York City time) on the Asset Sale Purchase Date deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Prepayment Offer Price, as the case may be, of all the Notes or portions thereof which are to be purchased on that date and (iii) not later than 12:30 p.m. (New York City time) on the Asset Sale Purchase Date, as the case may be, deliver to the Paying Agent an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Company shall publicly announce the results of the Prepayment Offer, as the case may be, on or as soon as practicable after the Asset Sale Purchase Date.

(h)            Upon receipt by the Company of the proper tender of any Note (or portion thereof) accepted for purchase pursuant to Section 4.11(c), the Holder of the Note (or portion thereof) accepted for purchase pursuant to Section 4.11(c) in respect of which such proper tender was made and which has so been accepted for purchase shall (unless the tender of such Note (or portion thereof) accepted for purchase pursuant to Section 4.11(c) is properly withdrawn at least one Business Day prior to the Asset Sale Purchase Date) thereafter be entitled to receive solely the Prepayment Offer Price with respect to such Note (or portion thereof) accepted for purchase pursuant to Section 4.11(c). Notes to be purchased shall, on the Asset Sale Purchase Date, become due and payable at the Prepayment Offer Price and from and after such date (unless the Company shall default in the payment of the Prepayment Offer Price) such Notes shall cease to bear interest. Such Prepayment Offer Price shall be paid to such Holder promptly following the later of the Asset Sale Purchase Date and the time of delivery of such Note to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Prepayment Offer Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Asset Sale Purchase Date shall be payable to the Person in whose name the Notes are registered as such as of the close of business on the relevant record dates according to the terms and the provisions of Section 1.07. If any Note tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (g) of this Section 4.11, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Asset Sale Purchase Date at the rate borne by such Note. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased. For all purposes of this Section 4.11, unless the context otherwise requires, all provisions relating to the purchase of Notes shall relate, in the case of any Notes purchased or to be purchased only in part, to the portion of the principal amount of such Notes which has been or is to be purchased. The Paying Agent (at the Company’s expense) shall promptly mail or deliver to the Holder thereof any Note or portion thereof not to be so purchased.

Section 4.12      Issuances of Guarantees by Restricted Subsidiaries.

(a)            The Company will provide to the Trustee, on or prior to the 30th day after the date that any Restricted Subsidiary (which is not a Guarantor) becomes a guarantor or obligor in respect of any Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount exceeding $5.0 million, a supplemental indenture to this Supplemental Indenture substantially in the form of Exhibit B attached hereto, executed by such Restricted Subsidiary, providing for a full and unconditional guarantee on a senior unsecured basis by such Restricted Subsidiary of the Company’s obligations under the Notes, this Supplemental Indenture and the Base Indenture (as it relates to the Notes) to the same extent as that set forth as to the Guarantors in Article Nine, subject to such Restricted Subsidiary ceasing to be a Guarantor when its Guarantee is released in accordance with the terms of this Supplemental Indenture.

(b)            Notwithstanding paragraph (a) of this Section 4.12, (i) no Foreign Subsidiary shall be required to execute any such supplemental indenture unless such Foreign Subsidiary has guaranteed (or is otherwise an obligor of) other Indebtedness (including Indebtedness under a Credit Facility) of the Company or a Restricted Subsidiary that is not a Foreign Subsidiary in an aggregate principal amount exceeding $10.0 million, and (ii) no Restricted Subsidiary shall be required to execute any such supplemental indenture if the Consolidated Net Worth of such Restricted Subsidiary, together with the Consolidated Net Worth of all other Non-Guarantor Restricted Subsidiaries, as of such date, does not exceed in the aggregate $10.0 million. To the extent the collective Consolidated Net Worth of the Non-Guarantor Restricted Subsidiaries, as of the date of the creation of, acquisition of or Investment in a Non-Guarantor Restricted Subsidiary, exceeds $10.0 million, the Company shall cause, within 30 days after such date, one or more of such Non-Guarantor Restricted Subsidiaries to similarly execute and deliver to the Trustee a supplemental indenture to the Indenture substantially in the form of Exhibit B attached hereto providing for a full and unconditional guarantee on a senior unsecured basis by such Restricted Subsidiary or Restricted Subsidiaries of the Company’s obligations under the Notes, this Supplemental Indenture and the Base Indenture (as it relates to the Notes) to the same extent as that set forth as to the Guarantors in Article Nine, such that the collective Consolidated Net Worth of all remaining Non-Guarantor Restricted Subsidiaries does not exceed $10.0 million.

Section 4.13      Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)            The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause to come into existence or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)            pay dividends or make any other distribution on its Capital Stock to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to pay dividends or make distributions on Capital Stock),

(2)            pay any Indebtedness owed to the Company or any other Restricted Subsidiary (it being understood that the subordination of Indebtedness owed to the Company or any Restricted Subsidiary to other Indebtedness owed by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to pay such Indebtedness),

(3)            make loans or advances to the Company or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made by the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances), or

(4)            transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

(b)            However, Section 4.13(a) will not prohibit any encumbrance or restriction created, existing or becoming effective under or by reason of:

(1)            any agreement (including the Senior Credit Agreement, the indentures governing the Existing Senior Notes and this Supplemental Indenture) in effect on the Issue Date;

(2)            any agreement or instrument with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; provided that such encumbrances and restrictions are not applicable to, or to the properties or assets of, the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

(3)            any agreement or instrument governing any Acquired Debt or other agreement of any entity merged into or consolidated with, or the assets of which are acquired by, the Company or any Restricted Subsidiary, so long as such encumbrance or restriction (A) was not entered into in contemplation of the acquisition, merger or consolidation transaction, and (B) is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets or subsidiaries of the Person, so acquired, so long as the agreement containing such restriction does not violate any other provision of this Supplemental Indenture;

(4)            any applicable law or any requirement of any regulatory body;

(5)            customary restrictions and conditions contained in the security documents evidencing any Liens securing obligations or Indebtedness or agreements relating to Capital Lease Obligations (provided that such Liens are otherwise permitted to be incurred under the provisions of Section 4.10 and such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 4.13) that limit the right of the debtor or lessee to dispose of the assets subject to such Liens;

(6)            provisions restricting subletting or assignment of any lease governing a leasehold interest (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties) of the Company or any Restricted Subsidiary, or restrictions in licenses (including, without limitation, licenses of intellectual property) relating to the property covered thereby, or other encumbrances or restrictions in agreements or instruments relating to specific assets or property that restrict generally the transfers of such assets or property; provided that such encumbrances or restrictions do not materially impact the ability of the Company to permit payments on the Notes when due as required by the terms of this Supplemental Indenture;

(7)            agreements with respect to asset sales, including the sale or other disposition of all or substantially all the Capital Stock of a Restricted Subsidiary, permitted to be made under the provisions of Section 4.11 that limit the transfer of such assets or assets of such Restricted Subsidiary (or distribution on such Capital Stock) pending the closing of such sale;

(8)            shareholders’, partnership, joint venture and similar agreements entered into in the ordinary course of business; provided that such encumbrances or restrictions do not apply to any Restricted Subsidiaries other than the applicable company, partnership, joint venture or other entity;

(9)            cash, Cash Equivalents or other deposits, or net worth requirements or similar requirements, imposed by suppliers, landlords or customers under contracts entered into in the ordinary course of business;

(10)            any Credit Facility or agreement governing Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the provisions of Section 4.07; provided that such encumbrances or restrictions are not materially more restrictive, taken as a whole, as determined by the Company in good faith, than those contained in the Senior Credit Agreement, in the indentures governing the Existing Senior Notes and the Concurrently-Issued Senior Notes or in this Supplemental Indenture as in effect on the Issue Date;

(11)            restrictions of the nature described in clause (4) of Section 4.13(a) by reason of customary non-assignment provisions in Hydrocarbon purchase or sale or exchange contracts, agreements, licenses and leases entered into in the ordinary course of business;

(12)            Commodity Agreements, Currency Agreements or Interest Rate Agreements permitted from time to time under this Supplemental Indenture;

(13)            any Preferred Stock issued by a Restricted Subsidiary; provided that the issuance of such Preferred Stock is permitted pursuant to Section 4.07 and the terms of such Preferred Stock do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(14)            Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced;

(15)            encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; and

(16)            any agreement, amendment, modification, restatement, extension, renewal, supplement, refunding, replacement or Refinancing that amends, modifies, restates, extends, renews, refunds, replaces or Refinances the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (15), or in this clause (16); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect taken as a whole, as determined by the Company in good faith, than those under or pursuant to the agreement so amended, modified, restated, extended, renewed, refunded, replaced or Refinanced.

Section 4.14      Unrestricted Subsidiaries.

(a)            The Board of Directors of the Company may designate after the Issue Date any of the Company’s Subsidiaries as an Unrestricted Subsidiary under this Supplemental Indenture (a “Designation”) only if:

(1)            no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(2)            (x) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to paragraph (a) of Section 4.08 or as a Permitted Payment or Permitted Investment in an amount (the “Designation Amount”) equal to the greater of (1) the net book value of the Company’s interest in such Subsidiary calculated in accordance with GAAP and (2) the Fair Market Value of the Company’s interest in such Subsidiary as determined in good faith by the Company’s Board of Directors, or (y) the Designation Amount is less than $1,000;

(3)            such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary which is not simultaneously being designated an Unrestricted Subsidiary;

(4)            such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness; provided that an Unrestricted Subsidiary may provide a Guarantee for the Notes; and

(5)            such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment; and

(6)            no Unrestricted Subsidiary shall be liable, directly or indirectly, with respect to any of the Existing Senior Notes, the Concurrently Issued Notes or the Senior Credit Agreement.

(b)            In the event of any such Designation, the Company shall be deemed, for all purposes of this Supplemental Indenture, to have made an Investment equal to the Designation Amount that, as designated by the Company, constitutes a Restricted Payment pursuant to paragraph (a) of Section 4.08 or a Permitted Payment or Permitted Investment.

(c)            The Company shall not and shall not cause or permit any Restricted Subsidiary to at any time:

(1)            provide credit support for, guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or enter into or become a party to any agreement, contract, arrangement or understanding with any Unrestricted Subsidiary, the terms of which, together with the terms of all other agreements, contracts, arrangements and understandings with such Unrestricted Subsidiary, taken as a whole, in the good-faith judgment of the Board of Directors of the Company, are less favorable to the Company and the Restricted Subsidiaries than those that would be available in a comparable transaction in arm’s-length dealings with a party that is not an Affiliate of the Company; provided that this Section 4.14 shall not be deemed to prevent Permitted Investments, Restricted Payments or Permitted Payments in Unrestricted Subsidiaries that are otherwise allowed under this Supplemental Indenture, or

(2)            be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary (other than by pledge of the Capital Stock thereof).

(d)            For purposes of this Section 4.14, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary.

(e)            The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(1)            no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

(2)            all Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Supplemental Indenture; and

(3)            unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Debt), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to Section 4.07.

(f)            All Designations and Revocations shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee certifying compliance with the provisions of this Section 4.14.

Section 4.15      Payments for Consent.

Neither the Company nor any Restricted Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Supplemental Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.16      Offer to Repurchase upon a Change of Control.

(a)            If a Change of Control Triggering Event occurs, unless the Company has given notice of redemption of all the Notes pursuant to Section 3.07, each Holder will have the right to require that the Company purchase all or any part (in minimum amounts of $2,000 or whole multiples of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below in this Section 4.16 (the “Change of Control Offer”). In the Change of Control Offer, the Company will offer to purchase all of the Notes, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant interest payment date.

(b)            Within 30 days after any Change of Control Triggering Event, the Company shall notify the Trustee and give written notice of the Change of Control Triggering Event to each Holder, by first-class mail, postage prepaid, at the address appearing for such Holder in the Securities Register (or, in the case of Global Notes, if such notice is given by the Trustee on behalf of the Company, sent in accordance with the applicable procedures of the Depositary). The notice (the “Change of Control Purchase Notice”) shall state, among other things:

(i)            that a Change of Control Triggering Event has occurred or will occur, the date of such event and the circumstances and relevant facts regarding such Change of Control Triggering Event;

(ii)            that any Notes (or any portion thereof) accepted for payment and duly paid on the Change of Control Purchase Date pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Purchase Date;

(iii)            that any Notes (or any portion thereof) not properly tendered will continue to accrue interest;

(iv)            the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be fixed by the Company on a Business Day no earlier than 10 days nor later than 60 days from the date the Change of Control Purchase Notice is mailed (or, in the case of Global Notes, sent), or such later date as is necessary to comply with requirements under the Exchange Act; provided that the Change of Control Purchase Date may not occur prior to the Change of Control Triggering Event;

(v)            a description of the procedures that Holders of Notes are required to follow in order to tender their Notes and the procedures that Holders of Notes are required to follow in order to withdraw an election to tender their Notes for payment; and

(vi)            all other instructions and materials necessary to enable Holders to tender Notes pursuant to the Change of Control Offer.

(c)            If any of the Notes subject to a Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to repurchases.

(d)            Upon receipt by the Company of the proper tender of Notes, the Holder of the Note in respect of which such proper tender was made shall (unless the tender of such Note is properly withdrawn at least one Business Day prior to the Change of Control Purchase Date) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Notes. Notes to be purchased shall, on the Change of Control Purchase Date, become due and payable at the Change of Control Purchase Price, and from and after such date (unless the Company shall default in the payment of the Change of Control Purchase Price) such Notes shall cease to bear interest. Such Change of Control Purchase Price shall be paid to such Holder promptly following the later of the Change of Control Purchase Date and the time of delivery of such Note to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Notes, registered as such as of the close of business on the relevant record dates according to the terms and the provisions of Section 307 of the Base Indenture. If any Note tendered for purchase in accordance with the provisions of this Section 4.16 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Note. Holders electing to have Notes purchased will be required to surrender such Notes to the Paying Agent at the address specified in the Change of Control Purchase Notice prior to the close of business on the third Business Day prior to the Change of Control Purchase Date. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Registrar or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased. For all purposes of this Section 4.16, unless the context otherwise requires, all provisions relating to the purchase of Notes shall relate, in the case of any Notes purchased or to be purchased only in part, to the portion of the principal amount of such Notes which has been or is to be purchased. The Paying Agent (at the Company’s expense) shall promptly mail or deliver to the Holder thereof any Note or portion thereof not to be so purchased.

(e)            The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 12:30 p.m. (New York City time) on the Change of Control Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof that are to be purchased on that date and (iii) not later than 12:30 p.m. (New York City time) on the Change of Control Purchase Date, deliver to the Paying Agent an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

(f)            A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Company receives, not later than one Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter, specifying, as applicable:

(1)            the name of the Holder;

(2)            the certificate number of the Note in respect of which such notice of withdrawal is being submitted;

(3)            the principal amount of the Note (which shall be $2,000 or whole multiples of $1,000 in excess thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

(4)            a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased; and

(5)            the principal amount, if any, of such Note (which shall be $2,000 or whole multiples of $1,000 in excess thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

(g)            The Company shall comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations thereunder in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer in this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.16 by virtue thereof.

(h)            Notwithstanding the foregoing provisions of this Section 4.16, the Company will not be required to make a Change of Control Offer under the following circumstances: (1) upon a Change of Control Triggering Event, if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Supplemental Indenture (insofar as relating to the Notes) applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer; or (2) if notice of redemption for 100% of the aggregate principal amount of the outstanding Notes has been given pursuant to this Supplemental Indenture as described in Section 3.07, unless and until there is a default in payment of the applicable redemption price.

(i)            In the event that upon consummation of a Change of Control Offer less than 10% of the aggregate principal amount of the Notes (including Additional Notes) that were originally issued are held by Holders other than the Company or Affiliates thereof, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of the Notes redeemed plus accrued and unpaid interest, if any, thereon to the date of redemption, subject to the right of the Holders of record on relevant record dates to receive interest due on an interest payment date.

Section 4.17      Corporate Existence.

Subject to Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory), licenses and franchises; provided, however, that the Company shall not be required to preserve any such right, license or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 4.18      Covenant Termination.

(a)            If at any time (1) the Notes are rated at least Baa3 by Moody’s and at least BBB- by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, at least the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency); and (2) at such time no Event of Default has occurred and is continuing (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Termination Event”), then the following covenants (the “Terminated Covenants”) will be terminated and, thereupon, the Company and the Restricted Subsidiaries will no longer be subject to (and shall not be required to comply with) the Terminated Covenants:

(i)            Section 4.07;

(ii)            Section 4.08;

(iii)            Section 4.09;

(iv)            Section 4.11;

(v)            Section 4.12;

(vi)            Section 4.13;

(vii)            Section 4.14; and

(viii)            clause (4) of Section 5.01(a).

(b)            The Company shall deliver an Officers’ Certificate to the Trustee indicating the occurrence of a Covenant Termination Event. The Trustee shall have no duty to (i) monitor the ratings of the Notes, (ii) determine whether a Covenant Termination Event has occurred, or (iii) notify Holders of any of the foregoing. The Trustee may provide a copy of the Officers’ Certificate to any Holder upon request.

Article Five
Successors

Article VIII of the Base Indenture shall not apply to the Notes except as, and to the extent, described in this Article Five.

Section 5.01      Consolidation, Merger and Sale of Assets.

(a)            The Company will not, in any Transaction, (x) consolidate with or merge with or into any other Person or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, or (in the case of clause (y)) permit any of the Restricted Subsidiaries to enter into any Transaction, if such Transaction, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries on a Consolidated basis to any other Person (other than the Company or one or more Restricted Subsidiaries) unless at the time and after giving effect thereto:

(1)            either (a) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of such properties and assets (the “Surviving Entity”) will be a corporation, limited liability company or limited partnership duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia or (b) the Company will be the Surviving Entity;

(2)            if the Company is merging into, consolidating with or disposing of assets and is not the Surviving Entity, (a) the Surviving Entity shall expressly assume, by a supplemental indenture (or other agreement reasonably satisfactory to the Trustee), in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes, the Base Indenture (as it relates to the Notes) and this Supplemental Indenture and (b) if the Surviving Entity is not a corporation, then a Subsidiary of the Surviving Entity that is a corporation shall execute a supplemental indenture pursuant to which it shall become a co-obligor of the Surviving Entity’s obligations under the Notes, the Base Indenture (as it relates to the Notes) and this Supplemental Indenture;

(3)            except in the case (a) a Restricted Subsidiary merges into, consolidates with or disposes of assets to the Company or (b) the Company merges into, consolidates with or disposes of assets to a Guarantor, immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary which becomes the obligation of the Company or any Restricted Subsidiary as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(4)            except in the case (a) a Restricted Subsidiary merges into, consolidates with or disposes of assets to the Company or (b) the Company merges into, consolidates with or disposes of assets to a Guarantor, immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), either (i) the Company (or the Surviving Entity if the Company is merging into, consolidating with or disposing of assets and is not the Surviving Entity) could on the first day following such four-quarter period incur $1.00 of additional Indebtedness (other than Permitted Debt) under Section 4.07 or (ii) the Consolidated Fixed Charge Coverage Ratio for the Company (or the Surviving Entity if the Company is merging into, consolidating with or disposing of assets and is not the Surviving Entity) would be at least as great as the Consolidated Fixed Charge Coverage for the Company immediately prior to such transactions;

(5)            if the Company is merging into, consolidating with or disposing of assets and is not the Surviving Entity, at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to the Surviving Entity’s obligations under this Supplemental Indenture, the Base Indenture (as it relates to the Notes) and the Notes;

(6)            at the time of the transaction, if any of the property or assets of the Company or any Restricted Subsidiary would thereupon become subject to any Lien, Section 4.10 is complied with; and

(7)            at the time of the transaction, the Company or (if the Company is merging into, consolidating with or disposing of assets and is not the Surviving Entity) the Surviving Entity will have delivered, or caused to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Supplemental Indenture and the Base Indenture (as it relates to the Notes).

(b)            Except for any Guarantor whose Guarantee is to be released in accordance with this Supplemental Indenture in connection with a transaction complying with Section 9.04, each Guarantor will not, and the Company will not permit a Guarantor to, in a Transaction, (x) consolidate with or merge with or into any other Person (other than the Company or any other Guarantor) or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person (other than the Company or any other Guarantor), unless at the time and after giving effect thereto:

(1)            one of the following is true: (a) a Guarantor or the Company will be the continuing Person in the case of a consolidation or merger involving the Guarantor; or (b) the Person (if other than a Guarantor or the Company) formed by such consolidation or into which such Guarantor is merged or the Person (if other than a Guarantor or the Company) which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor (the “Surviving Guarantor Entity”) will be a corporation, limited liability company, limited liability partnership, partnership, trust or other entity duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Notes, the Base Indenture (as it relates to the Notes) and this Supplemental Indenture, and such Guarantee of such Surviving Guarantor Entity and the Indenture will remain in full force and effect; or (c) the Transaction, at the time thereof, is an Asset Sale and is effected in compliance with Section 4.11, to the extent applicable thereto;

(2)            immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

(3)            at the time of the transaction the Company will have delivered, or caused to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with this Supplemental Indenture and the Base Indenture (as it relates to the Notes);

provided that this Section 5.01(b) shall not apply to any Guarantor whose Guarantee of the Notes is unconditionally released and discharged in accordance with this Supplemental Indenture and the Base Indenture (as it relates to the Notes).

(c)            In the event of any Transaction described in and complying with the conditions listed in paragraph (a) or (b) of this Section 5.01 in which the Company or any Guarantor, as the case may be, is not the continuing Person, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under the Base Indenture (as it relates to the Notes), this Supplemental Indenture and the Notes with the same effect as if such successor had been named as the Company or such Guarantor, as the case may be, herein and shall be substituted for the Company or such Guarantor, as the case may be (so that from and after the date of such Transaction, the provisions of the Base Indenture (as it relates to the Notes), this Supplemental Indenture and the Notes referring to the “Company” or “such Guarantor,” as the case may be, shall refer instead to the successor and not to the Company or such Guarantor, as the case may be) and (except in the case of a lease) the Company or such Guarantor, as the case may be, shall be discharged and released from all obligations and covenants under the Base Indenture (as it relates to the Notes), this Supplemental Indenture and the Notes or its Guarantee, as the case may be. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor and such discharge and release of the Company or such Guarantor, as the case may be.

(d)            Notwithstanding paragraphs (a) and (b) of this Section 5.01, the Company or any Guarantor may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company or such Guarantor in another jurisdiction to realize tax or other benefits or converting the Company or such Guarantor to an entity that is, or is taxable for federal income tax purposes as, a corporation, or a combination of the foregoing.

Article Six
Defaults and Remedies

Article V of the Base Indenture shall not apply to the Notes, except as, and to the extent, described in this Article Six.

Section 6.01      Events of Default.

An Event of Default will occur under this Supplemental Indenture (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) if:

(1)            there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

(2)            there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

(3)            (a) there shall be a default in the performance or breach of the provisions of Section 5.01(a), only as such relate to the Company, (b) the Company shall have failed to make or consummate a Prepayment Offer in accordance with Section 4.11 after the obligation of the Company to make a Prepayment Offer with respect to an Asset Sale has arisen, or (c) the Company shall have failed to make or consummate a Change of Control Offer in accordance with Section 4.16 after the occurrence of a Change of Control Triggering Event, and, in the case of clause (b), after written notice has been given, by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes and, in the case of clauses (b) and (c), such default or breach shall continue for a period of 30 days;

(4)            there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under this Supplemental Indenture, the Base Indenture (as it relates to the Notes) or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1), (2) or (3) above) and such default or breach shall continue for a period of 60 days (or 120 days in relation to the obligations under Section 4.03) after written notice has been given, by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of then outstanding Notes;

(5)            (a) any default in the payment of the principal, premium, if any, or interest on any Indebtedness shall have occurred under any of the agreements, indentures or instruments under which the Company, any Guarantor or any other Significant Subsidiary then has outstanding Indebtedness in excess of $40.0 million when the same shall become due and payable in full and such default shall have continued after the giving of any applicable notice and the expiration of any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (b) an event of default as defined in any of the agreements, indentures or instruments described in clause (a) of this clause (5) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

(6)            any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Supplemental Indenture and any such Guarantee;

(7)            one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $40.0 million (excluding amounts covered by enforceable insurance policies issued by solvent insurance carriers), either individually or in the aggregate, shall be rendered against the Company, any Guarantor or any other Significant Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding in accordance with applicable law upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(8)            the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustments or composition of or in respect of the Company or any Significant Subsidiary under any Bankruptcy Law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(9)            the institution by the Company or any Significant Subsidiary of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

Any reference in this Article Six or elsewhere in this Supplemental Indenture to “Event of Default” shall be deemed to refer to and include only the Events of Default with respect to the Notes specified in this Section 6.01.

Section 6.02      Acceleration.

(a)            If an Event of Default (other than as specified in Section 6.01(8) or (9) above with respect to the Company) shall occur and be continuing with respect to this Supplemental Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in Section 6.01(8) or (9) above with respect to the Company occurs and is continuing, then all the Notes shall ipso facto become due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders by appropriate judicial proceedings.

(b)            After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of Notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)            the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all sums paid or advanced by the Trustee under this Supplemental Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (B) all overdue interest on all Notes then outstanding, (C) the principal of, and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (D) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes;

(2)            the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3)            all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in this Supplemental Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

(c)            If an Event of Default specified in Section 6.01(5) above shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if (i) the Indebtedness that is the subject of such Event of Default shall have been repaid or (ii) if the default relating to such Indebtedness is waived or cured and if such Indebtedness shall have been accelerated, the Holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness.

Section 6.03      Other Remedies.

(a)            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes, the Base Indenture (as it relates to the Notes) or this Supplemental Indenture.

(b)            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon and during the continuance of an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04      Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes outstanding may on behalf of the Holders of all outstanding Notes waive any past Default or Event of Default under this Supplemental Indenture or any other provision of the Indenture with respect to the Notes and its consequences, except a Default or Event of Default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder affected) or (2) in respect of a covenant or provision which under Section 8.02 cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Supplemental Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Supplemental Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05      Control by Majority.

Subject to Section 1.11, Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, the Base Indenture (as it relates to the Notes) or this Supplemental Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such direction unduly prejudices the rights of such Holders) or that may subject the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

Section 6.06      Limitation on Suits.

(a)            A Holder has a right to institute any proceeding with respect to the Base Indenture (as it relates to the Notes), this Supplemental Indenture or the Notes or any Guarantees, only if:

(1)            the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)            the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)            such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense that might be incurred by it in connection with the request or direction;

(4)            the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(5)            during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes have not waived such Event of Default or otherwise given the Trustee a direction inconsistent with the written request.

(b)            A Holder may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07      Rights of Holders to Receive Payment.

Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, or interest on such Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08      Collection Suit by Trustee.

If an Event of Default specified in Sections 6.01(1) or (2) above occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of overdue principal of, premium, if any, interest remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts provided for in Section 607 of the Base Indenture.

Section 6.09      Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607 of the Base Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10      Priorities.

(a)            If the Trustee collects any money or other property pursuant to this Article Six, it shall pay out the money and other property in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 607 of the Base Indenture, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

(b)            The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11      Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Base Indenture (as it relates to the Notes) or this Supplemental Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.

Article Seven
Defeasance and Covenant Defeasance

Article XIII of the Base Indenture shall not apply to the Notes, except as, and to the extent, described in this Article Seven.

Section 7.01      Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 7.02 or 7.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Seven.

Section 7.02      Legal Defeasance and Discharge.

Upon the Company’s exercise of the option applicable to this Section 7.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 7.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Guarantees, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 7.05 and the other Sections of this Supplemental Indenture referred to in clauses (a) and (b) below, and to have satisfied all of their other obligations under such Notes and this Supplemental Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of the Holders of such outstanding Notes to receive solely from Funds in Trust (as defined in Section 7.04 and as more fully set forth in such Section) payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) subject to the preceding clause (a), the Company’s obligations with respect to such Notes under Article One and Section 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee under the Indenture and (d) this Article Seven. Subject to compliance with this Article Seven, the Company may exercise its option under this Section 7.02 notwithstanding the prior exercise of its option under Section 7.03.

Section 7.03      Covenant Defeasance.

Upon the Company’s exercise under Section 7.01 of the option applicable to this Section 7.03, subject to the satisfaction of the conditions set forth in Section 7.04, (i) the Company shall be released from its obligations, and each Guarantor shall be released from its obligations, in each case, under the covenants contained in Article Four and Section 5.01 (except for the obligations of the Company or a Guarantor under paragraph (a) of Section 5.01 solely insofar as they relate to the Company), except as described further in clause (ii) of this sentence, and (ii) the limitations described in clause (4) of paragraph (a) of Section 5.01 with respect to the outstanding Notes shall no longer apply, on and after the date the conditions set forth in Section 7.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or Act of the Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and each Restricted Subsidiary may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Supplemental Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 7.01 of the option applicable to this Section 7.03, subject to the satisfaction of the conditions set forth in Section 7.04, Sections 6.01(3) through (7) shall not constitute Events of Default.

Section 7.04      Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 7.02 or 7.03 to the outstanding Notes:

(a)            the Company shall have irrevocably deposited or caused to be deposited with the Trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (x) cash in United States dollars or (y) cash in United States dollars, U.S. Government Obligations or a combination thereof (in each case, “Funds in Trust”), in such amounts as, in the aggregate, will be sufficient (in the case of clause (y), in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm), to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity (or the applicable redemption date (such date being referred to as the “Defeasance Redemption Date”), if at or prior to electing either Legal Defeasance or Covenant Defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on the Defeasance Redemption Date);

(b)            in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the Holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)            in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the Holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)            no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or other borrowing of funds, or the grant of Liens securing such Indebtedness or other borrowing, all or a portion of which are to be applied to such deposit);

(e)            such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, any material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which the Company, any Guarantor or any Restricted Subsidiary is bound (other than this Supplemental Indenture);

(f)            the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company or any Guarantor; and

(g)            the Company will have delivered to the Trustee an Officers’ Certificate and an opinion of independent counsel, each stating that all conditions precedent relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 7.05      Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(a)            Subject to Section 7.06, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 7.05, the “Trustee”) pursuant to Section 7.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Supplemental Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

(b)            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 7.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c)            Anything in this Article Seven to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 7.04 which, in the opinion of a nationally recognized firm of independent public accountants, investment bank, or appraisal firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 7.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 7.06      Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company upon its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, at the expense of the Company, cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 7.07      Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Obligations in accordance with Section 7.02 or Section 7.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations to make the related payments under this Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.02 or Section 7.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 7.02 or Section 7.03, as the case may be; provided, however, that, if the Company make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Article Eight
Amendment, Supplement and Waiver

Article IX of the Base Indenture shall not apply to the Notes except as, and to the extent, described in this Article Eight.

Section 8.01      Without Consent of Holders.

(a)            Notwithstanding Section 8.02, the Company, any Guarantor, any other obligor under the Notes outstanding and the Trustee may modify, amend or supplement the Indenture as it relates to the Notes (including this Supplemental Indenture) or the Notes without the consent of any Holder:

(1)            to evidence the succession of another Person to the Company, a Guarantor or any other obligor under the Notes, and the assumption by any such successor of the covenants of the Company, such Guarantor or such obligor in the Base Indenture (as it relates to the Notes), this Supplemental Indenture and the Notes and in any Guarantee in accordance with Section 5.01;

(2)            to add to the covenants of the Company, any Guarantor or any other obligor under the Notes for the benefit of the Holders, to add Events of Default or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor under the Notes, as applicable, in this Supplemental Indenture, in the Base Indenture (as it relates to the Notes), the Notes or any Guarantee;

(3)            to cure any ambiguity, omission or mistake, or to correct or supplement any provision in the Base Indenture (as it relates to the Notes), this Supplemental Indenture, the Notes or any Guarantee which may be defective or inconsistent with any other provision in the Base Indenture (as it relates to the Notes), this Supplemental Indenture, the Notes or any Guarantee;

(4)            to make any provision with respect to matters or questions arising under the Base Indenture (as it relates to the Notes), this Supplemental Indenture, the Notes or any Guarantee; provided that such provisions shall not adversely affect the interest of the Holders in any material respect;

(5)            to add a Guarantor or additional obligor under the Base Indenture (as it relates to the Notes) or this Supplemental Indenture or permit any Person to guarantee the Notes or obligations under this Supplemental Indenture;

(6)            to release a Guarantor as provided in this Supplemental Indenture;

(7)            to evidence and provide for the acceptance of the appointment of a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Supplemental Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Base Indenture (as it relates to the Notes) and this Supplemental Indenture by more than one Trustee, pursuant to the requirements of Section 611 of the Base Indenture;

(8)            to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company’s or any Guarantor’s obligations under the Base Indenture (as it relates to the Notes) or this Supplemental Indenture, in any property or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to or for the benefit of the Trustee pursuant to this Supplemental Indenture or otherwise;

(9)            to provide for the issuance of Additional Notes under this Supplemental Indenture in accordance with the limitations set forth in this Supplemental Indenture;

(10)            to comply with the rules of any applicable securities depositary;

(11)            to provide for uncertificated Notes in addition to or in place of certificated Notes;

(12)            to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture with respect to the Notes under the Trust Indenture Act;

(13)            to conform the text of the Base Indenture (as it relates to the Notes), this Supplemental Indenture, the Notes or the Guarantees to any provision of the section entitled “Description of Notes” in the Prospectus Supplement; or

(14)            to provide for the reorganization of the Company as any other form of entity in accordance with Section 5.01(d).

(b)            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 11.02 and Section 8.06, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Supplemental Indenture or otherwise.

(c)            Any supplemental indenture, authorized by the provisions of this Section 8.01, may be executed by the Company, the Guarantors and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 8.02.

Section 8.02      With Consent of Holders.

(a)            Except as provided below in this Section 8.02, the Company, each Guarantor, if any, any other obligor under the Notes and the Trustee may modify, amend or supplement the Indenture as it relates to the Notes (including this Supplemental Indenture) or the Notes with the consent of the Holders of a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Section 6.04 and Section 6.07, any existing Default or Event of Default or compliance with any provision of this Supplemental Indenture, the Base Indenture (as it relates to the Notes) or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of the Holder of each outstanding Note affected thereby, a modification, amendment, supplement or waiver under this Section 8.02 may not:

(1)            change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

(2)            amend, change or modify, (a) after the obligation of the Company to make a Prepayment Offer with respect to an Asset Sale has arisen, in accordance with Section 4.11, the obligation of the Company, to make such Prepayment Offer or (b) the obligation of the Company, after the occurrence of a Change of Control, to make a Change of Control Offer in accordance with Section 4.16;

(3)            reduce the percentage in principal amount of such outstanding Notes, the consent of whose Holders is required for any such amendment of the Indenture (including this Supplemental Indenture), or the consent of whose Holders is required for any waiver or compliance with certain provisions of the Base Indenture (as it relates to the Notes) or this Supplemental Indenture;

(4)            modify any of the provisions of the Indenture requiring the consent of Holders or relating to the waiver by Holders of past defaults or relating to the waiver by Holders of certain covenants, except to increase the percentage of such outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each such Note affected thereby;

(5)            voluntarily release, other than in accordance with this Supplemental Indenture, the Guarantee of any Guarantor; or

(6)            amend or modify any of the provisions of the Indenture in any manner which subordinates the Notes issued hereunder in right of payment to any other Indebtedness of the Company or which subordinates any Guarantee with respect to the Notes in right of payment to any other Indebtedness of the Guarantor issuing any such Guarantee.

(b)            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.06 and Section 11.02, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Supplemental Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c)            It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d)            After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

(e)            For purposes of Article IX of the Base Indenture, a supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has been expressly included solely for the benefit of one or more particular series of Securities other than the Notes or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision shall be deemed not to affect the rights under the Indenture of the Holders.

Section 8.03      Compliance with Trust Indenture Act.

Every amendment or supplement to this Supplemental Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 8.04      Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by such Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder unless it makes a change described in any of clauses (1) through (6) of Section 8.02(a), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to such amendment, supplement or waiver and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder’s Note.

Section 8.05      Notation on or Exchange of Notes.

(a)            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)            Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06      Trustee to Sign Amendments, Etc..

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article Eight if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Neither the Company nor any Guarantor may sign an amended or supplemental indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to the provisions of Section 601 of the Base Indenture) shall be fully protected in relying in good faith upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Supplemental Indenture.

Section 8.07      Effect of Supplemental Indentures.

Upon the execution of any amended or supplemental indenture under this Article Eight, the Indenture (including this Supplemental Indenture) shall be modified in accordance therewith, and such amended or supplemental indenture shall form a part of the Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Nothing in this Supplemental Indenture shall limit or affect the provisions of Article IX or Section 513 of the Base Indenture insofar as relating to any amendment or waiver in respect of any series of Securities other than the Notes.

Article Nine
Guarantees

Article XIV of the Base Indenture shall not apply to the Notes, except as, and to the extent, described in this Article Nine.

Section 9.01      Guarantee.

(a)            Subject to this Article Nine, each of the Guarantors hereby, jointly and severally, fully and unconditionally, guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee under the Notes, this Supplemental Indenture or the Base Indenture (as it relates to the Notes) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)            The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Supplemental Indenture and the Base Indenture (as it relates to the Notes).

(c)            If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, the Guarantee hereunder of any Guarantor, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)            Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders or the Trustee in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. Each Guarantor that makes a payment or distribution under its Guarantee shall have the right to seek contribution from any non-paying Guarantor, in a pro rata amount based on the adjusted net assets of each Guarantor determined at the time of payment in accordance with GAAP, so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(e)            The obligations of each Guarantor under its Guarantee pursuant to this Article Nine shall rank equally in right of payment with other existing and future senior Indebtedness of such Guarantor, and senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor.

Section 9.02      Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, and the Trustee each hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Article Nine, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Until such time as the Notes are paid in full, each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including any such right arising under federal Bankruptcy Law) or otherwise by reason of any payment by it pursuant to the provisions of this Article Nine.

Section 9.03      Guarantee Evidenced by Indenture; No Notation of Guarantee.

(a)            The Guarantee of any Guarantor shall be evidenced solely by its execution and delivery of this Supplemental Indenture (or, in the case of any Guarantor that is not party to this Supplemental Indenture on the Issue Date, a supplemental indenture hereto) and not by an endorsement on, or attachment to, any Note or any Guarantee or notation thereof.

Each Guarantor hereby agrees that its Guarantee set forth in Section 9.01 shall be and remain in full force and effect, subject to Section 9.04, notwithstanding any failure to endorse on any Note a notation of such Guarantee.

(b)            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Supplemental Indenture on behalf of each of the Guarantors.

(c)            Subsequent to the Issue Date, in the event a Restricted Subsidiary is required by Section 4.12 to guarantee the Company’s obligations under the Notes and this Supplemental Indenture, the Company shall cause such Restricted Subsidiary to execute a supplemental indenture to this Supplemental Indenture substantially in the form included in Exhibit B attached hereto in accordance with Section 4.12 and this Article Nine, to the extent applicable, which supplemental indenture shall be executed and delivered on behalf of such Guarantor by an Officer of such Guarantor.

Section 9.04      Releases of Guarantors.

(a)            The Guarantee of a Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Guarantee without any further action on the part of the Trustee or any Holder:

(1)            in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor or such Guarantor’s direct or indirect parent (including by way of merger or consolidation) to one or more Persons that are not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition of all or substantially all of the assets of such Guarantor or such Guarantor’s direct or indirect parent complies with Section 4.11;

(2)            in connection with any sale of all of the Capital Stock of such Guarantor or such Guarantor’s direct or indirect parent to one or more Persons that are not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale of all such Capital Stock of such Guarantor or such Guarantor’s direct or indirect parent complies with Section 4.11;

(3)            if the Company properly designates such Guarantor as a Non-Guarantor Restricted Subsidiary and such Restricted Subsidiary is not required at such time to issue a Guarantee of the Notes pursuant to Section 4.12;

(4)            if the Company properly designates such Guarantor as an Unrestricted Subsidiary;

(5)            if such Guarantor is released from its guarantee issued pursuant to the terms of any Credit Facility of the Company or any direct or indirect Restricted Subsidiary, and such Guarantor is not an obligor under any Indebtedness of the Company or any domestic Restricted Subsidiary (other than the Notes) in excess of $5.0 million in aggregate principal amount;

(6)            upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default has occurred and is continuing; or

(7)            if Legal Defeasance or Covenant Defeasance of the Notes has been effected or Satisfaction and Discharge has been effected in accordance with the procedures set forth in Article Seven or Article Ten, as applicable;

provided that any such release and discharge pursuant to clause (1), (2), (3), (4), (5), (6) or (7) above shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any, Indebtedness of the Company and the domestic Restricted Subsidiaries (other than the Notes) having an aggregate principal amount in excess of $5.0 million shall also terminate at such time.

(b)            Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Supplemental Indenture as provided in this Article Nine.

Article Ten
Satisfaction and Discharge

Article IV of the Base Indenture shall not apply to the Notes except as, and to the extent, described in this Article Ten.

Section 10.01      Satisfaction and Discharge.

The Indenture (including this Supplemental Indenture) shall, upon the written request of the Company pursuant to an Officers’ Certificate, be discharged and cease to be of further effect as to all outstanding Notes (except for (a) the rights of the Holders of outstanding Notes to receive solely from the trust fund described in clause (b) of this Section 10.01, and as more fully set forth in such clause (b), payments in respect of the principal of, premium, if any, and accrued interest on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Section 1.06, Section 1.07, Section 1.08 and Section 4.02 and Section 305 and Section 306 of the Base Indenture and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging such satisfaction and discharge of the Indenture (including this Supplemental Indenture) as to all outstanding Notes (except as aforesaid) (“Satisfaction and Discharge”) when:

(a)            either

(1)            all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in this Supplemental Indenture) have been delivered to the Trustee for cancellation, or

(2)            all Notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable, (b) will become due and payable at their Stated Maturity within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving or sending of notice of redemption by the Trustee in the name, and at the expense, of the Company;

(b)            the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in (x) United States dollars or (y) United States dollars, U.S. Government Obligations or a combination thereof, sufficient (in the case of clause (y), in the opinion of a nationally recognized independent accounting firm or a nationally recognized investment banking firm) to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date;

(c)            no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default of Event of Default resulting from the incurrence of Indebtedness or other borrowing of funds, or the grant of Liens securing such Indebtedness or other borrowing, all or a portion of which are to be applied to such deposit) and such Satisfaction and Discharge will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which the Company, any Guarantor or any Restricted Subsidiary is bound (other than this Supplemental Indenture);

(d)            the Company or any Guarantor has paid or caused to be paid all other sums payable under this Supplemental Indenture by the Company and any Guarantor;

(e)            the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel of independent counsel each stating that all conditions precedent under this Supplemental Indenture relating to Satisfaction and Discharge have been complied with; and

(f)            the Company has delivered irrevocable instructions to the Trustee hereunder to apply any deposited money described in clause (b) above to the payment of the Notes at Maturity, Stated Maturity or the redemption date, as the case may be.

Section 10.02      Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(a)            Subject to Section 10.03, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 10.02, the “Trustee”) pursuant to Section 10.01 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

(b)            Notwithstanding the above, the Trustee shall pay to the Company from time to time upon its request any cash or U.S. Government Obligations held by it as provided in this Section 10.02 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect Satisfaction and Discharge under this Article Ten.

(c)            The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 10.01 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Section 10.03      Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, at the expense of the Company, cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Article Eleven
Miscellaneous

Section 11.01      No Adverse Interpretation of Other Agreements.

The Indenture (including this Supplemental Indenture) insofar as relating to the Notes may not be used to interpret any other indenture, loan or debt agreement (including the Indenture (including any other supplemental indenture thereto) insofar as relating to any series of Securities other than the Notes) of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement (including the Indenture (including any other supplemental indenture thereto) insofar as relating to any series of Securities other than the Notes) may not be used to interpret the Indenture (including this Supplemental Indenture) insofar as relating to the Notes.

Section 11.02      Certificate and Opinion as to Conditions Precedent.

(a)            Upon any request or application by the Company to the Trustee to take any action under this Supplemental Indenture (except in connection with the original issuance of Notes on the Issue Date), the Company shall furnish to the Trustee:

(i)            an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.03) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Supplemental Indenture relating to the proposed action have been satisfied; and

(ii)            to the extent required under Section 314 of the Trust Indenture Act, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.03) stating that, in the opinion of such counsel (who may rely on such Officers’ Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied.

Section 11.03      Statements Required in Certificate or Opinion.

(a)            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Supplemental Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(i)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)            a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv)            a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon certificates of public officials or upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Supplemental Indenture, they may, but need not, be consolidated and form one instrument.

Section 11.04      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of the Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.05      No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, member, limited partner or stockholder of the Company or any Restricted Subsidiary, as such, will have any liability for any obligations of the Company or the Restricted Subsidiaries under the Notes, the Indenture or the Guarantees to which they are a party, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 11.06      Governing Law.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 11.07      Trust Indenture Act Controls.

If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control. If any provision hereof limits, qualifies or conflicts with a provision of the TIA which is required to be a part of and govern this Supplemental Indenture, such required provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to this Supplemental Indenture as so modified or shall be excluded, as the case may be.

Section 11.08      Successors.

All agreements of the Company in this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors. All agreements of each Guarantor in this Supplemental Indenture shall bind its successors, except as otherwise provided in Section 5.01 or Section 9.04.

Section 11.09      Severability.

In case any provision in this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.10      Counterpart Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of this Supplemental Indenture by facsimile or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Supplemental Indenture. Any party delivering an executed counterpart of this Supplemental Indenture by facsimile or electronic transmission also shall deliver an original executed counterpart of this Supplemental Indenture, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Supplemental Indenture.

Section 11.11      Benefit of Supplemental Indenture.

Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under the Base Indenture, this Supplemental Indenture or the Notes.

Section 11.12      Table of Contents, Headings, Etc..

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.13      Language of Notices, Etc..

Any request, demand, authorization, direction, notice, consent, waiver or Act required or permitted under this Supplemental Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 11.14       Scope of this Supplemental Indenture.

The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, and shall be deemed expressly included in this Supplemental Indenture solely for the benefit of, the Notes which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

Section 11.15       Ratification and Incorporation of Base Indenture.

As supplemented hereby, the Base Indenture is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes shall be bound hereby.

Section 11.16       Covenants not Applicable.

In accordance with Section 301(18), Section 901(2) and Section 901(5) of the Base Indenture, (i) except as, and to the extent, described herein, the covenants and agreements on the part of the Company in Article IV, Article V, Article VIII, Article IX, Article X, Article XI, Article XIII and Article XIV of the Base Indenture are hereby eliminated from the Base Indenture in respect of, and shall not apply to, and shall be deemed covenants included in the Supplemental Indenture solely for the benefit of a different series of Securities than, the Notes; and (ii) no Default or Event of Default with respect to the Notes shall arise, or be deemed to exist as the result of any failure on the part of the Company duly to observe or perform any of the covenants or agreements specified in clause (i) of this Section 11.16.

Section 11.17       Tax Withholding

The transferor of any Note shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information. In connection with any proposed exchange of a Note that is not a Global Note for a Global Note, the Company or the Depositary shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Article Twelve
Additional Trust

U.S. Bank Trust Company, National Association, is hereby appointed “Trustee” under (and as defined in) the Base Indenture with respect to the Notes, and U.S. Bank Trust Company, National Association hereby accepts such appointment, and agrees that the Base Trustee shall continue to serve as “Trustee” under (and as defined in) the Base Indenture with respect to the Existing Securities; and the Base Trustee hereby acknowledges and agrees to such appointment of the Trustee as the “Trustee” under (and as defined in) the Base Indenture with respect to the Notes. The parties hereto agree that, except as the context otherwise requires, each reference in the Base Indenture to the term “Trustee” shall and hereby is deemed to refer to and include (i) the Base Trustee insofar as relating to the Existing Securities or (ii) the Trustee insofar as relating to the Notes. The Company, the Initial Guarantor, the Base Trustee and the Trustee agree that (a) this Supplemental Indenture (1) contains such provisions as are necessary or desirable to, and hereby does, transfer and confirm to, and vest in, the Trustee all the rights, powers, trusts and duties of the “Trustee” under (and as defined in) the Base Indenture with respect to the Notes, (2) contains such provisions as shall be deemed necessary or desirable to, and hereby does, confirm that all the rights, powers, trusts and duties of the “Trustee” under (and as defined in) the Base Indenture with respect to the Existing Securities shall continue to be vested in the Base Trustee, and (3) adds to or changes the provisions of this Supplemental Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Base Indenture by more than one trustee; (b) nothing in the Base Indenture or in this Supplemental Indenture shall constitute the Base Trustee and the Trustee as co-trustees of the same trust; (c) each of the Base Trustee and the Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts under the Base Indenture administered by the other, such trust or trusts being (x) the trust or trusts under the Base Indenture as supplemented with respect to the Existing Securities administered by the Base Trustee and (y) the trust under the Base Indenture as supplemented with respect to the Notes administered by the Trustee; and (d) upon the execution and delivery of this Supplemental Indenture, the Trustee, without any further act, deed or conveyance, shall become, and hereby is, vested with all the rights, powers, trusts and duties of the “Trustee” under (and as defined in) the Base Indenture with respect to the Notes.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

SIGNATURES

VITAL ENERGY, INC.,
a Delaware corporation

By:	/s/ Bryan J. Lemmerman
	Name:	Bryan J. Lemmerman
	Title:	Senior Vice President and Chief Financial Officer

VITAL MIDSTREAM SERVICES, LLC,
a Delaware limited liability company

By:	/s/ Bryan J. Lemmerman
	Name:	Bryan J. Lemmerman
	Title:	Senior Vice President and Chief Financial Officer

Signature Page to Supplemental Indenture

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Michael K. Herberger
	Name:	Michael K. Herberger
	Title:	Vice President

Signature Page to Supplemental Indenture

Solely for purposes of Sections 611, 901, 903 and 904 of the Base Indenture and Article Twelve of this Supplemental Indenture.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
as Base Trustee

By:	/s/ Linda Lopez
	Name:	Linda Lopez
	Title:	Vice President

Signature Page to Supplemental Indenture

EXHIBIT A

[Face of Note]

[Global Note Legend]1

1 Include only on Global Note.

CUSIP: 516806AJ5

 ISIN: US516806AJ59

No.	$

VITAL ENERGY, INC.

9.750% Senior Notes due 2030

Vital Energy, Inc., a Delaware corporation and formerly known as Laredo Petroleum, Inc. (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _______________, or its registered assigns, the principal sum of [Amount of Note] UNITED STATES DOLLARS ($__________________) [or such greater or lesser amount as may be indicated on the Schedule of Exchanges of Interests in the Global Note attached hereto]1 on October 15, 2030.

Interest Payment Dates: April 15 and October 15 of each year, commencing October 15, 2023.

Regular Record Dates: April 1 and October 1 of each year.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

VITAL ENERGY, INC.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 9.750% Senior Notes due 2030 described in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated: ____________________

[Reverse Side of Note]
VITAL ENERGY, INC.

9.750% Senior Notes due 2030

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. The Company promises to pay interest on the principal amount of this Note at 9.750% per annum from the date hereof until maturity. The Company shall pay interest semi-annually in arrears on April 15 and October 15 of each year (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes (or one or more Predecessor Notes) or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be October 15, 2023‡. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.

2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the April 1 or October 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 307 of the Base Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose; provided, however, that (i) payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary with respect thereto; and (ii) payments in respect of the Notes represented by any Definitive Notes (including principal, premium, if any, and interest) shall be made (subject (in the case of payments of principal or premium, if any) to surrender of such Note to such office or agency): (a) if the Holder thereof has specified a U.S. dollar account maintained by such Holder with a bank located in the United States for such purpose no later than 15 days immediately preceding the relevant payment date (or such later date as the Trustee may accept in its discretion), by wire transfer of immediately available funds to such account so specified or (b) otherwise, at the option of the Company, by check mailed to the Holder of such Note at its address set forth in the Securities Register.

 ‡ For Additional Notes, insert the appropriate interest payment date for those Additional Notes.

3. Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Company issued the Notes under an Indenture dated as of March 18, 2015 (the “Base Indenture”, as it may be amended or supplemented from time to time (including by the Supplemental Indenture referred to below) in accordance with the terms thereof, the “Indenture”) among the Company, the Guarantors party thereto and the Base Trustee, as supplemented by the Fifth Supplemental Indenture thereto, dated as of September 25, 2023 (the “Supplemental Indenture”), among the Company, the Initial Guarantor, the Base Trustee and the Trustee, to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantors and Holders and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited amount of Additional Notes may be issued thereunder, subject to compliance with the covenants therein.

5. Optional Redemption. (a)  On or after October 15, 2026, the Company may redeem all or a portion of the Notes, on not less than 10 nor more than 60 days’ prior notice and in amounts of $2,000 or whole multiples of $1,000 in excess thereof, at the following redemption prices (expressed as percentages of the principal amount), plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on October 15 the years indicated below:

Year	Redemption Price
2026	104.875%
2027	102.4375%
2028 and thereafter	100.000%

(b)            In addition, at any time and from time to time prior to October 15, 2026, the Company may use funds in an amount not exceeding the amount of the net cash proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Notes issued under the Indenture (including the principal amount of any Additional Notes issued under the Indenture) at a redemption price equal to 109.750% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on the relevant interest payment date). At least 65% of the aggregate principal amount of Notes (including the principal amount of any Additional Notes issued under the Indenture) must remain outstanding immediately after the occurrence of such redemption and the Company must complete such redemption no later than 180 days after the date of the closing of the related Equity Offering. Notice of any redemption pursuant to this clause (b) may be given prior to the completion of the applicable Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of such Equity Offering. If any such conditions do not occur, the Company will provide prompt written notice to the Trustee rescinding such redemption, and such redemption shall be rescinded and of no force or effect. Upon receipt of such notice, the Trustee will promptly send a copy of such notice to the Holders of the Notes to be redeemed in the same manner in which the notice of redemption was given.

(c)            The Notes may also be redeemed, in whole or in part, at any time or from time to time prior to October 15, 2026 at the option of the Company at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(d)            The Notes may also be redeemed, as a whole, following certain Change of Control Offers, at the redemption price and subject to the conditions set forth in Section 4.16 of the Supplemental Indenture.

6.  Mandatory Redemption. If (i) the Henry Acquisition has not been completed on or prior to 11:59 p.m. (New York City time) on the Outside Date, or (ii) prior to 11:59 p.m. (New York City time) on the Outside Date, (a) the Company has decided that the Company will not pursue the consummation of the Henry Acquisition or (b) the Company has determined in the Company’s sole discretion that the consummation of the Henry Acquisition cannot or is not reasonably likely to be satisfied by 11:59 p.m. (New York City time) on the Outside Date, the Company shall redeem all of the outstanding Notes on the Special Mandatory Redemption Date at a redemption price equal to the Special Mandatory Redemption Price.

7. Repurchase at Option of Holders.

(a)            Upon the occurrence of a Change of Control Triggering Event, unless the Company has, or has caused to be, given or sent notice of redemption of all the Notes as described in Section 3.07 of the Supplemental Indenture, each Holder may require the Company to purchase such Holder’s Notes in whole or in part in amounts of $2,000 or whole multiples of $1,000 in excess thereof, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant interest payment date), pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

(b)            Under certain circumstances described in the Indenture, the Company will be required to apply the proceeds of Asset Sales to the repurchase of the Notes of Holders electing repurchase thereof pursuant to a Prepayment Offer.

8. Selection and Notice of Redemption. If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed shall be selected in the manner specified in the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of any Note surrendered for redemption will be issued in the name of the Holder thereof upon cancellation of the surrendered Note. Notes called for redemption become due on the date fixed for redemption, unless the redemption is subject to a condition precedent set forth in the notice of redemption that is not satisfied or waived. On and after the redemption date, interest shall cease to accrue on Notes or portions of them called for redemption.

9. Guarantees. The payment by the Company of the principal of and premium and interest on the Notes is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Guarantors to the extent set forth in the Indenture.

10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

11. Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.

12. Amendment, Supplement and Waiver. The Indenture or the Notes may be amended or supplemented, and compliance with the provisions thereof waived, only as provided in the Indenture.

13. Defaults and Remedies. In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization specified in the Indenture with respect to the Company or any Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of not less than a majority in aggregate principal amount of the Notes outstanding by notice to the Trustee may on behalf of the Holders of all outstanding Notes waive any past Default or Event of Default under the Supplemental Indenture or any other provision of the Indenture with respect to the Notes and its consequences under the Indenture except a Default or Event of Default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder affected) or (2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power conferred on it. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture with respect to the Notes, and, so long as any Notes are outstanding, the Company is required upon certain Officers becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

14. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15. Defeasance and Discharge. The Notes are subject to defeasance and discharge upon the terms and conditions specified in the Indenture.

16. No Recourse Against Others. No director, officer, employee, member, limited partner or stockholder of the Company or any Restricted Subsidiary, as such, will have any liability for any obligations of the Company or the Restricted Subsidiaries under the Notes, the Indenture or the Guarantees to which they are a party, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

21. Successors. In the event a successor assumes all the obligations of the Company under the Notes and the Indenture (except in case of a lease) pursuant to the terms thereof, the Company will be released from all such obligations.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture unless the Company has posted a copy of the Indenture on the Company Website with access to current and prospective investors. Requests may be made to:

VITAL ENERGY, INC.

521 East 2nd Street

Suite 1000

Tulsa, OK 74120

Facsimile: (918) 513-4571

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _____________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or Section 4.16 of the Supplemental Indenture, check the appropriate box below:

☐ Section 4.11       ☐ Section 4.16

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 or Section 4.16 of the Supplemental Indenture, state the amount you elect to have purchased:

$ ________________

Date: _____________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following such Decrease (or Increase)

1 Include only on Global Note.

EXHIBIT B

[Form of Supplemental Indenture to add a Guarantor]

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                , among Vital Energy, Inc. (the “Company”), the Company’s subsidiaries listed on Schedule A hereto (each, a “New Guarantor”), the Company’s subsidiaries listed on Schedule B hereto (collectively the “Existing Guarantors”) and U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an indenture dated March 18, 2015 (the “Base Indenture”), as amended, supplemented and modified by the Fifth Supplemental Indenture thereto, dated as of September 25, 2023 (the “Fifth Supplemental Indenture” and together with the Base Indenture, the “Indenture”), providing for the issuance of 9.750% Senior Notes due 2030 (the “Notes”);

WHEREAS, Section 8.01 of the Fifth Supplemental Indenture provides that, without the consent of any Holders, the Company and the Existing Guarantors, when authorized by a Board Resolution of the Company, and the Trustee, at any time and from time to time, may supplement or amend the Indenture to add a Guarantor or additional obligor under the Indenture with respect to the Notes or permit any Person to guarantee the Notes and/or obligations under the Indenture with respect to the Notes;

WHEREAS, each New Guarantor wishes to guarantee the Notes pursuant to the Indenture;

WHEREAS, pursuant to Section 4.12 and Article Nine of the Fifth Supplemental Indenture, the Company, the Existing Guarantors, the New Guarantors and the Trustee have agreed to enter into this Supplemental Indenture for the purposes stated herein; and

WHEREAS, all things necessary have been done to make this Supplemental Indenture, when executed and delivered by the Company, the Existing Guarantors and each New Guarantor, the legal, valid and binding agreement of the Company, the Existing Guarantors and each New Guarantor, in accordance with its terms.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each New Guarantor, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

Section 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

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Section 2. Guarantee. Each New Guarantor hereby guarantees, on a senior unsecured basis, to each Holder and to the Trustee, the obligations of the Company under the Indenture with respect to the Notes and the Notes pursuant to the terms and conditions of Article Nine of the Fifth Supplemental Indenture (each such guarantee, a “Guarantee”) and such New Guarantor agrees to be bound as a Guarantor under the Indenture as if and to the same extent as such New Guarantor had been a signatory thereto as an Initial Guarantor; provided that the New Guarantor can be released from its Guarantee to the same extent as any other Guarantor under the Fifth Supplemental Indenture.

Section 3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of this Supplemental Indenture by facsimile or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Supplemental Indenture. Any party delivering an executed counterpart of this Supplemental Indenture by facsimile or electronic transmission also shall deliver an original executed counterpart of this Supplemental Indenture, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Supplemental Indenture.

Section 5. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

Section 6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, Existing Guarantors and the New Guarantors.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

VITAL ENERGY, INC.

By:
Name:
Title:

EACH GUARANTOR LISTED ON SCHEDULE A HERETO

By:
Name:
Title:

EACH GUARANTOR LISTED ON SCHEDULE B HERETO

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

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